UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

HERON THERAPEUTICS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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HERON THERAPEUTICS, INC.

Notice of 2021 Annual Meeting of Stockholders

to Be Held on June 17, 2021

To the Stockholders of Heron Therapeutics, Inc.:

The 2021 Annual Meeting of Stockholders of Heron Therapeutics, Inc. (“Heron,” “Company,” “we,” “us” and “our”), a Delaware corporation, will be held on June 17, 2021 at 9:00 a.m. Pacific Time exclusively via the Internet at www.virtualshareholdermeeting.com/HRTX2021, or at any adjournments or postponements thereof (the “Annual Meeting”), for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect five director nominees named in the accompanying Proxy Statement to serve until the 2022 Annual Meeting of Stockholders and until their successors are duly elected and qualified;
2.	To ratify the appointment of OUM & Co. LLP as our independent registered public accounting firm for the year ending December 31, 2021;
3.	To approve, on an advisory basis, compensation paid to our Named Executive Officers during the year ended December 31, 2020;
4.

To amend the Company’s 2007 Amended and Restated Equity Incentive Plan (the “2007 Plan”) to increase the number of shares of common stock authorized for issuance thereunder from 25,800,000 to 27,800,000;

5.	To amend the Company’s 1997 Employee Stock Purchase Plan, as amended (the “ESPP”) to increase the number of shares of common stock authorized for issuance thereunder from 775,000 to 975,000; and
6.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

In light of concerns related to the Coronavirus Disease 2019 (“COVID-19”), we made the decision to again conduct a virtual annual meeting of stockholders, which will provide access for all stockholders while safeguarding the health and safety of our stockholders, directors, officers, employees and other stakeholders. Stockholders will be able to attend the Annual Meeting, vote electronically and submit questions during the meeting, all by visiting www.virtualshareholdermeeting.com/HRTX2021. To participate in the virtual Annual Meeting, stockholders of record will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, proxy card. If your shares are held in street name and your voting instruction form or Notice of Internet Availability indicates that you may vote those shares through the http://www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice of Internet Availability. Otherwise, stockholders who hold their shares in street name should contact their bank, broker, or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting. The meeting webcast will begin promptly at 9:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures.

Only stockholders of record at the close of business on April 20, 2021 (the “Record Date”) will be entitled to notice of, and to vote at, the virtual Annual Meeting or any adjournments or postponements thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection during the Annual Meeting at www.virtualshareholdermeeting.com/HRTX2021.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ David Szekeres
David Szekeres Executive Vice President, Chief Operating Officer
San Diego, California
April 22, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 17, 2021:

The 2021 Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2020 are available at: http://www.proxyvote.com.

YOUR VOTE IS IMPORTANT

You are cordially invited to attend the virtual Annual Meeting. Instructions on how to participate in the Annual Meeting and demonstrate proof of stock ownership are included in the accompanying Proxy Statement and posted at http://www.virtualshareholdermeeting.com/HRTX2021. The webcast of the Annual Meeting will be archived for one year after the date of the Annual Meeting at www.virtualshareholdermeeting.com/HRTX2021. You will not be able to attend the Annual Meeting in person. Whether or not you expect to virtually attend the Annual Meeting, you are urged to cast your vote as soon as possible. You may vote your shares via the Internet or via a toll-free telephone number by following the instructions on the Notice of Internet Availability of Proxy Materials, the proxy card or the voting instruction card, as applicable. In addition, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card or the voting instruction card. Submitting a proxy or voting instruction card will not prevent you from attending the Annual Meeting and voting virtually, if you so desire. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

HERON THERAPEUTICS, INC.

4242 Campus Point Court, Suite 200

San Diego, CA 92121

(858) 251-4400

PROXY STATEMENT

2021 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS

Why have these proxy materials been made available to me?

The enclosed proxy is being solicited on behalf of our Board of Directors (“Board”) for use at the Annual Meeting. The Notice of Internet Availability of Proxy Materials and the proxy materials, including the 2021 Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2020, will be made available online at http://www.proxyvote.com and mailed to stockholders, as applicable, on or about May 7, 2021. We encourage stockholders to vote well before the Annual Meeting, even if they plan to attend the Annual Meeting via the Internet (as specified below and in the Notice of Internet Availability of Proxy Materials or the proxy card, as applicable) or by using the toll-free telephone number provided below or in the proxy card, as applicable. In addition, if you received copies of the proxy materials by mail, you can vote by mail by following the instructions on the proxy card. Stockholders who hold our shares in “street name” should refer to the voting instructions form provided by their broker, bank or other nominee for details on how to provide voting instructions to each person. For additional details, see “How can I vote at the Annual Meeting?” below.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail?

As permitted by rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are making our proxy materials available to stockholders electronically via the Internet. Accordingly, we are sending the Notice of Internet Availability of Proxy Materials by mail to our stockholders of record containing instructions on how to access the proxy materials and vote by proxy over the Internet or by telephone. All stockholders have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request the delivery of a printed set of proxy materials. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 91,674,565 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on the Record Date, your shares were registered directly in your name, then you are a stockholder of record. As a stockholder of record, you may vote electronically during the virtual Annual Meeting or via one of the methods described in the Notice of Internet Availability of Proxy Materials (or in the proxy card if you received a hard or emailed copy of the proxy materials). Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote well before the Annual Meeting to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If at the close of business on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability of Proxy Materials or the proxy materials, as applicable, are being forwarded to you by your broker, bank or other agent. The broker, bank or other agent holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account.

How can I attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you were a stockholder at the close of business on the Record Date, or you hold a valid proxy to vote at the Annual Meeting.

We will be hosting the Annual Meeting via the Internet. You will not be able to attend the Annual Meeting in person. Any stockholder can listen to and participate in the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/HRTX2021. Our Board annually considers the appropriate format of our annual meeting. Our virtual Annual Meeting allows stockholders to submit questions and comments before and during the meeting. After the Annual Meeting, we will spend up to fifteen minutes answering any appropriately submitted stockholder questions that are pertinent to the Company and that comply with the meeting rules of conduct. To the extent time does not allow us to answer all of the appropriately submitted questions, we will answer them in writing on our investor relations website, at https://herontherapeutics.gcs-web.com, soon after the Annual Meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

The Annual Meeting webcast will begin promptly at 9:00 a.m. Pacific Time. We encourage you to access the Annual Meeting webcast prior to the start time. Online check-in will begin, and stockholders may begin submitting written questions, at approximately 8:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures.

What do I need in order to be able to participate in the Annual Meeting?

In order to be able to vote your shares, view the list of our stockholders of record, or submit questions during the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability or your proxy card (if you received a printed copy of the proxy materials), or included in the email to you if you received the proxy materials by email. If your shares are held in street name and your voting instruction form or Notice of Internet Availability indicates that you may vote those shares through the http://www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice of Internet Availability. Otherwise, stockholders who hold their shares in street name should contact their bank, broker, or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting. You will not be able to attend the Annual Meeting in person.  Instructions on how to connect to the Annual Meeting and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at http://www.virtualshareholdermeeting.com/HRTX2021. If you do not have your 16-digit control number, you will be able to access and listen to the Annual Meeting but you will not be able to vote your shares or submit questions during the Annual Meeting.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting login page.

Why is the Company holding the Annual Meeting virtually?

Given the success of the virtual meeting we held last year, we are again embracing technology to provide expanded access, improved communication, reduced environmental impact and cost savings for our stockholders and the Company. We believe this is the right choice for Heron, as hosting a virtual meeting enables increased stockholder attendance and participation because stockholders can participate and ask questions from any location around the world, and it provides us an opportunity to actively engage with all stockholders, regardless of size, resources or physical location. Notably, our 2020 Annual Meeting of Stockholders had the most attendees of any annual meeting in the Company’s recent history. We are sensitive to concerns regarding virtual meetings, generally from investor advisory groups and other stockholder rights advocates, who have voiced concerns that virtual meetings may diminish stockholder voice or reduce board accountability. Accordingly, our virtual format is designed to enhance, rather than constrain, stockholder access to and participation in our annual stockholder meeting. For example, through the online stockholder meeting tools in our virtual meeting format, stockholders will be able to communicate with us during the Annual Meeting so that they can ask questions of our Board and management. We are committed to taking all steps necessary to provide our stockholders with the same opportunities to participate at the virtual Annual Meeting as they would at an in-person annual meeting of stockholders. In addition, we do not place restrictions on the type or form of questions that may be asked, although we reserve the right to edit profanity or other inappropriate language for publication. To the extent time does not allow us to answer all of the appropriately submitted questions, we will answer them in writing on our investor relations website, at https://herontherapeutics.gcs-web.com, soon after the Annual Meeting.

Additionally, we believe that hosting a virtual Annual Meeting is especially prudent again this year in light of the ongoing global pandemic resulting from COVID-19 and the related protocols and guidelines that have been put in place by federal, state and local authorities. Holding a virtual Annual Meeting again this year will eliminate the need for stockholders, directors, officers and representatives of our independent registered public accounting firm to travel, convene in a large group, and otherwise be exposed to public settings in connection with the Annual Meeting, all of which could potentially increase the spread of COVID-19.

What am I voting on?

There are five Company proposals scheduled for a vote at the Annual Meeting:

•	Proposal 1: To elect five director nominees named in the accompanying Proxy Statement, to serve until the 2022 Annual Meeting of Stockholders and until their successors are duly elected and qualified;
•	Proposal 2: To ratify the appointment of OUM & Co. LLP as our independent registered public accounting firm for the year ending December 31, 2021;
•	Proposal 3: To approve, on an advisory basis, compensation paid to our Named Executive Officers during the year ended December 31, 2020;
•	Proposal 4: To amend the 2007 Plan to increase the number of shares of common stock authorized for issuance thereunder from 25,800,000 to 27,800,000; and
•	Proposal 5: To amend the ESPP to increase the number of shares of common stock authorized for issuance thereunder from 775,000 to 975,000.

What are my voting choices and what are the Board’s recommendations?

For Proposal 1, you may vote “For” or “Against” or “Abstain” from voting for each director nominee. For Proposals 2 through 5, you may vote “For” or “Against” or “Abstain” from voting.

The Board recommends that you vote “For” each of the director nominees named in Proposal 1 and “For” each of Proposals 2 through 5.

What if another matter is properly brought before the Annual Meeting?

At this time, the Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. However, if any other matter is properly brought before the Annual Meeting, it is the intention of the persons named in the proxy card as “proxies” to vote on those matters in accordance with their best judgment and in their discretion.

How can I vote at the Annual Meeting?

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

•	To vote during the Annual Meeting, see the instructions on how to vote while participating in the Annual Meeting via the Internet at http://www.virtualshareholdermeeting.com/HRTX2021.
•

To vote via the Internet, go to www.proxyvote.com, 24 hours per day, 7 days per week. You will need the 16-digit control number included on your Notice of Internet Availability or your proxy card (if you received a printed copy of the proxy materials). Proxies submitted through the Internet must be received by 11:59 p.m. Eastern Time on June 16, 2021.

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To vote by telephone, call toll free 1-800-690-6903, 24 hours per day, 7 days per week. You will need the 16-digit control number included on your Notice of Internet Availability or your proxy card (if you received a printed copy of the proxy materials). Proxies submitted through the Internet must be received by 11:59 p.m. Eastern Time on June 16, 2021.

•

To vote using the proxy card, simply complete, sign and date the proxy card included with your proxy materials (if you received a hard copy or emailed copy of the proxy materials) and return it promptly in the envelope provided. If you return your signed and dated proxy card to us before the Annual Meeting with your voting selections, we will vote your shares as you direct. Except for votes cast for shares registered in the name of a broker, bank or other agent (as described below), if you return your signed and dated proxy card to us before the Annual Meeting without your voting selections, proxies named in the proxy card will vote your shares in accordance with the Board’s recommendations (as described above). If you received a Notice of Internet Availability of Proxy Materials and would like to request a proxy card by mail, please follow the instructions contained in the Notice of Internet Availability of Proxy Materials.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice of Internet Availability of Proxy Materials or a proxy card and voting instructions with the proxy materials from that institution rather than from us. To ensure that your vote is counted, simply follow the instructions in the Notice of Internet Availability of Proxy Materials received from your broker, bank or other agent to vote via the Internet during the Annual Meeting, via the Internet in advance of the Annual Meeting or by telephone or, if you received a proxy card by mail, complete, sign and return the proxy card.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers.

How many votes do I have?

On each matter to be voted on, you have one vote for each share of common stock you own as of the close of business on the Record Date for the Annual Meeting.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to the mailed Notices of Internet Availability of Proxy Materials and/or proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or proxy card?

If you receive more than one Notice of Internet Availability of Proxy Materials or proxy card, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions in each Notice of Internet Availability of Proxy Materials, or complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I revoke or change my vote after submitting my proxy?

Yes. You can revoke your proxy and change your vote at any time before the applicable vote deadlines for the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of four ways:

•	you may submit another properly completed proxy with a later date;
•	you may vote again by Internet or telephone at a later time;
•	you may send a written notice that you are revoking your proxy to our Corporate Secretary at 4242 Campus Point Court, Suite 200, San Diego, CA 92121; or
•

you may attend the virtual Annual Meeting and vote electronically during the Annual Meeting (however, simply attending the virtual Annual Meeting will not, by itself, revoke your proxy or change your vote).

Your most current proxy card or Internet proxy is the one that is counted.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

How can I submit a proposal (including a director nomination) for next year’s annual meeting?

Under the rules of the SEC, stockholders who wish to submit proposals for inclusion in the Proxy Statement for the 2022 Annual Meeting of Stockholders must submit such proposals to our Corporate Secretary so as to be received by us at 4242 Campus Point Court, Suite 200, San Diego, CA 92121, by close of business on or before January 7, 2022.

If a stockholder intends to make a nomination or present a proposal for other business (other than pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”)) at the 2022 Annual Meeting of Stockholders, the stockholder must deliver written notice to our Corporate Secretary at the address provided above not earlier than February 17, 2022 and not later than March 19, 2022. Such nomination(s) or proposal(s) may or may not be included in the Proxy Statement. If the date of the 2022 Annual Meeting of Stockholders changes by more than 30 calendar days from the anniversary of the 2021 Annual Meeting of Stockholders, then stockholder notice must be received not later than the close of business on the later of: (i) the 90th calendar day prior to such annual meeting; or (ii) the 10th calendar day following the day on which public disclosure of the date of such meeting is first made.

Any stockholder proposal must be a proper matter for stockholder action and must comply either with Rule 14a-8 of the Exchange Act or the terms and conditions set forth in our bylaws, as applicable.

What are “broker non-votes”?

If your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions to your broker, bank or other agent, they can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. On non-routine items for which you do not give instructions to your broker, bank or other agent, the shares will be treated as broker non-votes. The only “routine” proposal that is being presented at this Annual Meeting is Proposal 2 (ratification of our independent registered public accounting firm).

How are votes counted and how many votes are needed to approve each proposal?

Votes will be counted by the inspector of elections appointed for the Annual Meeting.

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Proposal 1: Directors, in uncontested elections, will be elected by a majority of all votes properly cast with respect to their election by stockholders present online at the Annual Meeting or by proxy. Election of directors is not considered a routine matter on which a broker or other nominee is empowered to vote. Therefore, if the beneficial owner does not give a broker specific instructions, the beneficially owned shares may not be voted on the election of directors and will not be counted in determining the number of shares necessary for approval. Abstentions and broker non-votes will have no effect on the election of the directors.

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Proposal 2: The proposal to ratify the appointment of OUM & Co. LLP as our independent registered public accounting firm for the year ending December 31, 2021 requires the affirmative vote of a majority of the votes cast, provided a quorum is established. Abstentions will have no effect on the outcome of this proposal because they are not considered to be votes “cast” under Delaware law. Ratification of the selection of OUM & Co. LLP is considered a routine matter on which a broker or other nominee is empowered to vote. If you are a beneficial owner and do not provide specific voting instructions to your bank or broker, the institution that holds your shares may vote your shares on the ratification of the appointment of OUM & Co. LLP as our independent registered public accounting firm for the year ending December 31, 2021.

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Proposal 3: The proposal to approve, on an advisory basis, the compensation paid to our Named Executive Officers requires the affirmative vote of a majority of the votes cast, provided a quorum is established. Approval, on an advisory basis, of the compensation paid to our Named Executive Officers is not considered a routine matter on which a broker or other nominee is empowered to vote. Therefore, if the beneficial owner does not give broker specific instructions, the beneficially owned shares may not be voted on the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

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Proposal 4: The proposal to amend our 2007 Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting, provided a quorum is established. Approval of the amendment to our 2007 Plan is not considered a routine matter on which a broker or other nominee is empowered to vote. Therefore, if the beneficial owner does not give broker specific instructions, the beneficially owned shares may not be voted on the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

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Proposal 5: The proposal to amend our ESPP requires the affirmative vote of a majority of the votes cast at the Annual Meeting, provided a quorum is established. Approval of the amendment to our ESPP is not considered a routine matter on which a broker or other nominee is empowered to vote. Therefore, if the beneficial owner does not give broker specific instructions, the beneficially owned shares may not be voted on the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the shares issued and outstanding and entitled to vote at the Annual Meeting as of the close of business on the Record Date are represented by stockholders present online at the Annual Meeting or by proxy. At the close of business on the Record Date, there were 91,674,565 shares outstanding and entitled to vote.

Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced during the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Certain information regarding each of our nominees, including each nominee’s age, experience, qualifications, attributes and skills that led the Board to conclude that the individual should serve on the Board and each nominee’s principal occupation and directorships during the past five years, is set forth below:

Name	Age	Position	Director Since
Barry Quart, Pharm.D.	64	Chairman and Chief Executive Officer	2012
Stephen Davis	60	Director	2019
Craig Johnson	59	Director	2014
Kimberly Manhard	61	Executive Vice President, Drug Development and Director	2019
Christian Waage	54	Director	2016

Barry Quart, Pharm.D. has served as a director of Heron since 2012. Dr. Quart was appointed Chief Executive Officer in 2013, President and Chief Executive Officer in 2019 and was named Chairman of the Board in October 2020. He has more than 25 years of experience serving in leadership positions in biotechnology and pharmaceutical companies and developing innovative pharmaceutical products. In 2006, Dr. Quart co-founded Ardea Biosciences, Inc. and served as its President and Chief Executive Officer from its inception through 2013, and as a director through its acquisition by AstraZeneca PLC in 2012. Previously, he was with Pfizer Inc. as Senior Vice President of Pfizer Global Research and Development, and the director of Pfizer’s La Jolla Laboratories. Prior to Pfizer’s acquisition of the Warner-Lambert Company, Dr. Quart was President of Research and Development at Agouron Pharmaceuticals, Inc., a division of the Warner-Lambert Company. He joined Agouron in 1993 and was instrumental in the development and registration of Viracept® (nelfinavir). Dr. Quart also served as a director of Synageva Biopharma Corp. from 2012 through its acquisition by Alexion Pharmaceuticals, Inc. in 2015. Since 2015, he has served as a director of Kiniksa Pharmaceuticals, Ltd., a biopharmaceutical company. Dr. Quart received a Pharm.D. degree from the University of California, San Francisco. The Board has concluded that Dr. Quart should serve as a director and Chairman based on his experience in senior management, as a director and with other biotechnology and pharmaceutical companies and his prior drug development experience.

Stephen Davis has served as a director of Heron since 2019. Mr. Davis has served as Chief Executive Officer and as a director of ACADIA Pharmaceuticals Inc. since 2015 and, previously, as Executive Vice President, Chief Financial Officer and Chief Business Officer from 2014 to 2015. He has more than 25 years of experience in the biopharmaceutical industry. Since 2015, Mr. Davis has served as a director of Bellicum Pharmaceuticals, Inc. From 2012 to 2015, he served as a director, and, from 2013 to 2014, he served as Executive Vice President, Chief Operating Officer, of Heron. Mr. Davis also served as a director of Synageva Biopharma Corp. from 2011 through its acquisition by Alexion Pharmaceuticals, Inc. in 2015. From 2013 to 2014, he served as a director of Furiex Pharmaceuticals, Inc. through its acquisition by Forest Laboratories, Inc. in 2014. Mr. Davis served as Executive Vice President and Chief Operating Officer of Ardea Biosciences, Inc. from 2010 through its acquisition by AstraZeneca PLC in 2012. Previously, he held various positions at Neurogen Corporation, most recently serving as President and Chief Executive Officer. Prior to Neurogen, Mr. Davis practiced as a corporate and securities attorney at a Wall Street law firm and practiced as a certified public accountant at a major accounting firm. He received a J.D. degree from Vanderbilt University and a B.S. degree in accounting from Southern Nazarene University. The Board has concluded that Mr. Davis should serve as a director based on his experience in senior management, as a director with other biotechnology and pharmaceutical companies and in legal, finance and operations matters.

Craig Johnson has served as a director of Heron since 2014. Mr. Johnson has more than 25 years of experience serving in senior financial management roles and governing corporations, primarily in the biotechnology industry. Since 2017, he has served as a director of Odonate Therapeutics, Inc. Since 2013, Mr. Johnson has served as a director of La Jolla Pharmaceutical Company and a director of Mirati Therapeutics, Inc. He served as a director of Decipher Biosciences, Inc. from 2015 to 2018, a director of Adamis Pharmaceuticals Corporation from 2011 to 2014 and a director of Ardea Biosciences, Inc. from 2008 until its acquisition by AstraZeneca PLC in 2012. From 2011 to 2012, he served as Chief Financial Officer of PURE Bioscience, Inc., and from 2010 to 2011, Mr. Johnson served as Senior Vice President and Chief Financial Officer of NovaDel Pharma Inc. From 2004 through its acquisition by Raptor Pharmaceuticals Corp. in 2009, he served as Vice President and Chief Financial Officer of TorreyPines Therapeutics, Inc. and, from 2009 to 2010, as Vice President of a wholly-owned subsidiary of Raptor Pharmaceuticals Corp. From 1994 to 2004, Mr. Johnson held various positions at MitoKor, Inc., ultimately serving as Chief Financial Officer and Senior Vice President of Operations. He practiced as a Certified Public Accountant with Price Waterhouse, and received a B.B.A. degree in accounting from the University of Michigan-Dearborn. The Board has concluded that Mr. Johnson should serve as a director based on his experience serving as a director of biotechnology companies and his expertise in financial management.

Kimberly Manhard has served as a director of Heron since 2019 and as our Executive Vice President, Drug Development since 2016, after serving as a director in 2014 and 2015. Ms. Manhard has more than 25 years of experience in drug development, regulatory affairs and pharmaceutical operations. From 2008 to 2016, she served as the Senior Vice President of Regulatory Affairs and Development Operations at Ardea Biosciences, Inc. In her role at Ardea, Ms. Manhard was instrumental in the development and 2015 regulatory approval of Zurampic® (lesinurad). Prior to joining Ardea in 2006, she was President of her own consultancy firm, Vice President of Regulatory Affairs for Exelixis, Inc. and held multiple regulatory positions at Agouron Pharmaceuticals, Inc., a division of the Warner-Lambert Company, supporting development and commercialization of anticancer and antiviral products, including Viracept® (nelfinavir). Ms. Manhard was also previously with Bristol-Myers Squibb Company in regulatory affairs, responsible for oncology compounds, including Taxol® (paclitaxel) and infectious disease compounds, including Videx® (didanosine) and Zerit® (stavudine). She began her career in clinical research with Eli Lilly and Company and G.H. Besselaar Associates (Covance Inc.). Since 2020, Ms. Manhard has also served as a director of InhibRx, Inc., which is focused on the research and development of new treatments for cancer. Ms. Manhard is a member of the board of trustees for the Fleet Science Center. She received a B.S. degree in zoology and a B.A. degree in French from the University of Florida. The Board has concluded that Ms. Manhard should serve as a director based on her experience in senior management, as a director with other biotechnology and pharmaceutical companies and her experience in drug development, regulatory affairs and pharmaceutical operations.

Christian Waage has served as a director of Heron since 2016. Mr. Waage has more than 20 years of regulatory, legal and financial transaction experience primarily in the biotechnology industry. Since 2017, he has served as Executive Vice President and General Counsel of Gossamer Bio, Inc., a publicly traded biotechnology company. From 2013 to 2016, Mr. Waage held various positions at Receptos, Inc., a wholly owned subsidiary of Celgene Corporation, most recently serving as Managing Director. Prior to its acquisition by Celgene Corporation in 2015, he served as Senior Vice President and General Counsel of Receptos, Inc. From 2012 through its acquisition by Vista Equity Partners Management, LLC in 2013, Mr. Waage served as Vice President, General Counsel and Corporate Secretary at Websense, Inc. From 2008 through its acquisition by AstraZeneca PLC in 2012, he served as Vice President, General Counsel and Corporate Secretary of Ardea Biosciences, Inc. Prior to 2008, Mr. Waage served as a partner at DLA Piper LLP. He received a J.D. from the University of San Diego School of Law and a B.A. degree in economics from the University of California, San Diego. The Board has concluded that Mr. Waage should serve as a director based on his experience in regulatory, legal and finance matters.

INFORMATION CONCERNING EXECUTIVE OFFICERS AND KEY EMPLOYEES

Executive officers are elected by our Board and hold office until the earlier of resignation, removal or the appointment and election of a successor.

Our executive officers and their ages and positions as of the Record Date are as follows:

Name	Age	Position	Officer Since
Barry Quart, Pharm.D.	64	Chairman and Chief Executive Officer	2013
John Poyhonen	60	President and Chief Commercial Officer	2019
Kimberly Manhard	61	Executive Vice President, Drug Development and Director	2016
David Szekeres	47	Executive Vice President, Chief Operating Officer	2020
Lisa Peraza	44	Vice President, Chief Accounting Officer	2020

The backgrounds for each of Dr. Quart and Ms. Manhard are described above under “Information Concerning the Board of Directors.”

John Poyhonen was appointed Executive Vice President, Chief Commercial Officer in 2019 and was promoted to President and Chief Commercial Officer in October 2020. He served as a director of Heron from January 2014 until August 2020. He has more than 25 years of experience serving in leadership positions in biotechnology and pharmaceutical companies and commercializing innovative products. From 2014 through its acquisition by Firmenich, Inc. in November 2018, Mr. Poyhonen was the President, Chief Executive Officer and a director of Senomyx, Inc. He joined Senomyx, Inc. in 2003 as Vice President and Chief Business Officer; was promoted in 2004 to Vice President and Chief Financial and Business Officer; was named Senior Vice President, Chief Financial and Business Officer in 2006; was promoted to President and Chief Operating Officer in 2009; and promoted to President and Chief Executive Officer in 2014. From 1996 to 2003, Mr. Poyhonen served in various sales and marketing positions for Agouron Pharmaceuticals, Inc., most recently as Vice President of National Sales. Prior to holding this position, he served as Vice President of Marketing and Vice President of National Accounts. Mr. Poyhonen was previously a director of Ardea Biosciences, Inc. from 2007 through its acquisition by AstraZeneca PLC in 2012. He received a B.A. degree in marketing from Michigan State University and an M.B.A. degree from the University of Kansas.

David Szekeres joined Heron as Senior Vice President, General Counsel, Business Development and Corporate Secretary in 2016. Mr. Szekeres was promoted to Chief Legal, Business and Administrative Officer in 2019 and was promoted to Executive Vice President, Chief Operating Officer in October 2020. Mr. Szekeres has more than 20 years of legal and financial experience, primarily in the biotechnology industry. From 2014 to 2015, he served as General Counsel, Chief Business Officer, Principal Financial and Accounting Officer and Corporate Secretary at Regulus Therapeutics Inc. In that role, Mr. Szekeres oversaw the company’s business, financial and legal responsibilities as it developed into a clinical-stage corporation. From 2008 through its acquisition by Thermo Fisher Scientific, Inc. in 2014, he served as Head of Mergers and Acquisitions, Governance and Securities and Assistant Corporate Secretary at Life Technologies Corporation. From 2001 to 2006, Mr. Szekeres served as Corporate Attorney at a number of law firms, including O’Melveny & Myers LLP and Latham & Watkins LLP. Prior to 2001, he served as Senior Associate in Investment Banking at Robertson Stephens. Mr. Szekeres is a member of the board of trustees for the Sanford Burnham Prebys Medical Institute. He received a B.A. degree from the University of California, Irvine and a J.D. degree from Duke University School of Law.

Lisa Peraza joined Heron as Senior Director, Controller in 2014. Ms. Peraza was promoted to Vice President, Controller in 2019 and promoted to Vice President, Chief Accounting Officer in October 2020. She has more than 20 years of finance and accounting experience, primarily in the biotechnology industry. From June 2008 to March 2014, Ms. Peraza held key finance and accounting positions at Ardea Biosciences, Inc., most recently serving as Executive Director, Controller. From June 2001 to May 2008, she held key accounting positions at La Jolla Pharmaceutical Company. Ms. Peraza began her career with KPMG LLP. She received a B.A. degree from the University of California, Santa Barbara and is licensed as a C.P.A. in the State of California.

Our other key employees and their ages and positions as of the Record Date are as follows:

Name	Age	Position	Key Employee Since
Thomas Ottoboni, Ph.D.	62	Chief Scientific Officer and Senior Vice President, Pharmaceutical and Translational Sciences	2012
Chris Storgard, M.D.	55	Chief Medical Officer	2018
Michael Mathews	58	Senior Vice President, Pain Franchise	2017
John Arthur, Ph.D.	55	Vice President, Manufacturing and Supply	2017
Sean Ristine	51	Vice President, Human Resources	2015

Thomas Ottoboni, Ph.D. joined Heron as Vice President of Pharmaceutical Development in 2012. Dr. Ottoboni was promoted to Senior Vice President of Pharmaceutical and Preclinical Research and Development in 2014 and promoted to Chief Scientific Officer and Senior Vice President of Pharmaceutical and Translational Sciences in 2019. He has more than 20 years of drug development experience. From 2010 until 2011, Dr. Ottoboni was Vice President of Research and Development at Talima Therapeutics, Inc., where he worked on the development of a drug delivery implant to treat onychomycosis. From 1996 to 2008, he served as Executive Vice President of Strategy and Operations at POINT Biomedical Corp., where he developed several imaging and drug delivery systems. From 1994 through 1996, Dr. Ottoboni served as Manager of Systems Development and Drug Delivery Research for InSite Vision Inc., where he developed ophthalmic pharmaceutical delivery systems. He previously served as Director of Drug Delivery at Vitaphore Corp. Dr. Ottoboni is an inventor on more than 20 U.S. patents in organic and macromolecular chemistry. He received a B.S. degree in chemistry and a Ph.D. in organic chemistry from the University of California, Berkeley.

Chris Storgard, M.D. joined Heron as Senior Vice President, Clinical Development in 2018 and was promoted to Chief Medical Officer in 2019. Dr. Storgard has more than 25 years of experience in clinical research. From 2016 to 2018, he served as Chief Medical Officer at Fate Therapeutics. From 2013 to 2016, Dr. Storgard served as Vice President of Clinical Research and Development at Ardea Biosciences, Inc., leading the ZURAMPIC® global clinical program to successful U.S. and European regulatory approvals. He also held various senior leadership positions at Biogen-Idec Ltd. and Amgen Inc., leading biologic and small molecule development programs within inflammation and oncology. From 2001 to 2004, Dr. Storgard served as Senior Associate Consultant, Division of Rheumatology, and Assistant Professor and Member of the Molecular Medicine Program at the Mayo School of Medicine, Mayo Clinic in Minnesota. He received his B.S. degree in biology and his M.D. from the University of Saskatchewan. Dr. Storgard completed a fellowship in rheumatology at Scripps Clinic and Research Center, San Diego.

Michael Mathews joined Heron as Senior Vice President of the Pain Franchise in 2017. Mr. Mathews has more than 25 years of life sciences experience in sales and marketing. From 2015 to 2017, he served as the Vice President for Acute Care at Mallinckrodt Pharmaceuticals. From 2012 to 2014, Mr. Mathews served as Senior Vice President International at KCI, an Acelity L.P. Inc. company. He also held various leadership positions at Bayer AG, including Senior Vice President North America for Diabetes Care and Head of Hematology for the Specialty Medicine Division, where he led the sales and marketing efforts of Bayer Aspirin, both in the U.S. and globally. Mr. Mathews was a member of Bayer AG’s Global Leadership Circle, which consisted of the top 250 executives globally. He completed Stanford University’s graduate school executive program. He also holds an MBA from Thunderbird American School of International Management in international marketing, and a B.S. in international economics, finance and commerce from the Edmund A. Walsh School of Foreign Service at Georgetown University.

John Arthur, Ph.D. joined Heron as Vice President of Manufacturing and Supply in 2017. Dr. Arthur has more than 20 years of experience in pharmaceutical manufacturing. From 2013 to 2016, he was Vice President of Manufacturing and CMC at Mast Therapeutics, Inc., where he led all CMC activities for multiple Phase 2 and Phase 3 clinical programs. From 2012 to 2013, Dr. Arthur was Senior Director of Manufacturing at Auspex Pharmaceuticals, Inc. Prior to his role at Auspex, he held several positions of increasing responsibility at various biopharmaceutical companies, including Cadence Pharmaceuticals, Inc., Kanisa Pharmaceuticals, Inc., Salmedix, Inc., Prometheus Laboratories Inc., Maxim Pharmaceuticals, Inc. and Ionis Pharmaceuticals, Inc. Dr. Arthur received a B.S. in Biochemistry from Western Washington University, a Ph.D. in organic chemistry from the University of South Carolina, Columbia and conducted his postdoctoral research at Michigan State University.

Sean Ristine joined Heron as Senior Director of Human Resources in 2014 and was promoted to Vice President of Human Resources in 2015. Mr. Ristine has more than 20 years of experience in human resources and business leadership. From 2009 to 2014, he held key Human Resources positions at Cadence Pharmaceuticals, Inc., most recently serving as Senior Director of Human Resources where he was instrumental in that function as Cadence grew to a commercial-stage company with more than 200 employees located throughout the U.S. From 2004 to 2009, Mr. Ristine held Human Resources management roles of increasing responsibility at Kyocera Wireless Corp., including Director of Human Resources and Facilities. From 1995 to 2004, he held positions at Kyocera America, Inc., including Manager of Human Resources. Mr. Ristine received a B.S. degree in Business and Organization Behavior from Brigham Young University and an M.B.A. degree with an emphasis in Human Resource Management from San Diego State University.

There are no family relationships among any of our directors or executive officers.

CORPORATE GOVERNANCE

Our Board met seven times during the year ended December 31, 2020. Each member of the Board attended 100% of the aggregate number of Board and Board committee meetings held during 2020. We have a policy of encouraging all directors to attend the Annual Meeting; three of the seven then-serving directors attended the 2020 Annual Meeting of Stockholders.

Board Independence

On an annual basis, the Board reviews the independence of all directors in light of each director’s (or any family member’s, if applicable) affiliations with the Company and members of management, as well as significant holdings of the Company’s securities. The Board uses the definition of independence from The Nasdaq Stock Market (“Nasdaq”) listing standards to assess independence of our directors. The Nasdaq rules have objective tests and a subjective test for determining who is an “independent director.” Under the objective tests, a director cannot be considered independent if:

•	The director is, or at any time during the past three years was, an employee of the Company;
•

The director, or a family member of the director, accepted any compensation from the Company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for Board or Board committee service);

•	A family member of the director is, or at any time during the past three years was, an executive officer of the Company;
•

The director, or a family member of the director, is a partner in, a controlling stockholder of or an executive officer of an entity to which the Company made, or from which the Company received, payments in the current or any of the past three fiscal years that exceeded 5% of the recipient’s consolidated gross revenue for that year, or $200,000, whichever was greater (subject to certain exclusions);

•

The director, or a family member of the director, is employed as an executive officer of an entity for which at any time during the past three years, any of the executive officers of the Company served on the compensation committee of such other entity; or

•

The director, or a family member of the director, is a current partner of the Company’s outside auditor, or at any time during the past three years was a partner or employee of the Company’s outside auditor, and who worked on the Company’s audit.

The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has not established categorical standards or guidelines to make these subjective determinations, but considers all relevant facts and circumstances. Our Board has determined that Messrs. Davis, Johnson and Waage are “independent directors” as defined by Nasdaq rules. Dr. Quart and Ms. Manhard are not deemed to be independent under Nasdaq rules by virtue of their current employment with the Company. Kevin Tang, who served as a director until August 4, 2020, was determined to be independent under Nasdaq rules during the time he served on the Board. John Poyhonen, who served as a director until August 4, 2020, was not deemed to be independent under Nasdaq rules due to his employment with the Company.

In addition to the Board-level standards for director independence, the directors who serve on the Audit Committee each satisfy standards established by Nasdaq and the SEC, as no member of the Audit Committee accepts directly or indirectly any consulting, advisory or other compensatory fee from the Company other than their director compensation, or otherwise has an affiliate relationship with the Company. Similarly, the members of the Compensation Committee each qualify as independent under Nasdaq standards. Under these standards, the Board considered that none of the members of the Compensation Committee accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than their director compensation, and that none have any affiliate relationships with the Company or other relationships that would impair the director’s judgment as a member of the Compensation Committee.

Board Committees

Audit Committee. The Audit Committee is composed of three directors: Messrs. Davis, Johnson and Waage. The Audit Committee is responsible for appointing, overseeing and replacing, if necessary, our independent registered public accounting firm and for evaluating its work. The Audit Committee also assists the Board in overseeing the integrity of our financial statements and accounting and financial reporting processes, compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence and the performance of the Company’s independent registered public accounting firm and internal audit function. During 2020, the Audit Committee received written disclosures from and communicated with the independent registered public accounting firm; met with management and the independent registered public accounting firm to discuss our financial statements; met with the independent registered public accounting firm to discuss matters that may affect our financial statements; approved related-party transactions, if any; provided oversight of risk management, including oversight of cybersecurity risks and risks related to environmental, social and governance matters; and approved professional services provided to us by the independent public accountants. The Audit Committee, together with the Board, was also responsible for reviewing our plans for providing appropriate financial resources to sustain our operations, including review of our strategic corporate plan and annual operating budget. The Board has determined that, during 2020, all members of the Audit Committee satisfied applicable independence standards promulgated by Nasdaq and the SEC, and the Board has determined that Mr. Johnson qualifies as an “audit committee financial expert” (as the SEC has defined such term in Item 407 of Regulation S-K). We have adopted an Audit Committee charter, which is available at www.herontx.com. The Audit Committee met four times during the year ended December 31, 2020.

Compensation Committee. The Compensation Committee is composed of three directors: Messrs. Davis, Johnson and Waage. The Compensation Committee is responsible for overseeing the Company’s compensation philosophy generally and advising the Board regarding the compensation of the Board, the Chief Executive Officer, and the other executive officers of the Company. The Compensation Committee seeks to align our compensation practices with sound fiscal policy and enable the Company to attract and motivate qualified and highly skilled personnel, and is responsible for overseeing the Company’s management resources, succession planning, and management development activities. In 2020, the Compensation Committee administered our benefit and equity incentive plans, and made recommendations to the Board regarding the review and administration of all compensation arrangements for executive officers (including the Chief Executive Officer) and the review and establishment of general policies relating to the compensation and benefits of our officers and employees for the year ended December 31, 2020. The Compensation Committee also reviewed and approved corporate goals for our executive officers and evaluated their performance in light of these goals, and reviewed and made recommendations to the Board regarding the compensation paid to the non-employee directors. Subject to applicable laws, the Compensation Committee may form and delegate authority to subcommittees, each consisting of one or more of its members, with such powers as the Compensation Committee confers. The Board has determined that, during 2020, all members of the Compensation Committee satisfied applicable Nasdaq independence standards. We have adopted a Compensation Committee charter, which is available at www.herontx.com. The Compensation Committee met three times during the year ended December 31, 2020.

Governance Committee. The Nominating and Corporate Governance Committee (“Governance Committee”), is composed of three directors: Messrs. Davis, Johnson and Waage. The Governance Committee is responsible for setting a process for identifying and evaluating nominees, assessing the qualifications, contributions and independence of incumbent directors, and recommending a slate of director nominees to be proposed by the Board to the stockholders (or any director nominees to be elected by the Board to fill interim vacancies), consistent with the criteria approved by the Board. The Governance Committee also is responsible for establishing and maintaining a policy under which the Company’s stockholders may recommend a candidate to the Governance Committee for consideration for nomination as a director. Procedures for the consideration of director nominees recommended by stockholders are set forth below. In addition, the Governance Committee is responsible for overseeing succession planning for the Board and key leadership roles on the Board and its committees, as well as recommending directors for membership on Board committees. The Governance Committee also is responsible for reviewing and recommending updates to our Code of Ethics and Business Conduct as well as any written corporate governance guidelines. The Board has determined that, during 2020, all members of the Governance Committee satisfied applicable Nasdaq independence standards. We have adopted a Governance Committee charter, which is available at www.herontx.com. The Governance Committee met one time during the year ended December 31, 2020.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2020, none of our executive officers served as a member of the Board of Directors of another entity where such entity’s executive officers served on our Board.

Board Leadership Structure

Our bylaws provide our Board with the flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer to reflect the Company’s evolving needs and strategy, changes in our Board’s composition and leadership needs, as well as other factors, including the views of our stockholders and other stakeholders. Barry Quart, Pharm. D., our Chief Executive Officer, currently serves as the Chairman of our Board, a position he has held since October 2020. Craig Johnson currently serves as our lead independent director. Our Board regularly reviews its leadership structure to evaluate whether the structure remains appropriate for the Company.  Our Board has concluded that our current board leadership structure is appropriate and in the best interests of the Company of its stockholders at this time as the structure allows Dr. Quart to effectively execute the Company’s strategic priorities and lead the Board and empowers Mr. Johnson to provide independent Board oversight.

Director Nomination

Criteria for Board Membership

The Governance Committee is responsible for assessing the appropriate balance of experience, skills and other characteristics required of our directors. Nominees for director are selected based on their experience, knowledge, integrity, understanding of our business environment, specific skills and perspectives they may possess that are helpful to the Company and the willingness to devote adequate time to Board duties. The Governance Committee uses the same selection criteria regardless of whether the candidate has been recommended by a stockholder or identified by the Board. In selecting candidates to recommend to the Board for appointment or re-election to the Board, the Governance Committee considers the current composition of the Board and the attributes and capabilities of the current directors in order to achieve appropriate balance of experience, skills and other characteristics. The Governance Committee also considers potential independence under the rules of Nasdaq, with the additional objective that at least one director qualifies as an “audit committee financial expert” under the rules of the SEC. When evaluating a candidate for our Board, the Governance Committee does not assign specific weight to any of these factors, nor does the Governance Committee believe that all of the criteria must necessarily apply to every candidate. At minimum, a director’s qualifications and attributes, in light of the above-mentioned criteria, are considered each time the director is nominated or re-nominated for Board membership.

Board Diversity

While we do not have a formal written policy regarding diversity in identifying director candidates, the Company believes that a Board comprising directors with diverse backgrounds, experiences, skills and perspectives contributes to overall Board effectiveness and improves Board decision making. The Governance Committee is committed to continuing to enhance the Board’s diversity by identifying potential director candidates with varied attributes and perspectives. Accordingly, the Governance Committee actively considers diversity in its development of the pool from which it identifies qualified director candidates who possess the experience and skills desired for our Board. The Governance Committee looks to incorporate diversity into the Board across a broad spectrum of factors, including race, gender, ethnicity, skills, experiences, specific operational experience and viewpoints, all with a view to identify candidates that can assist the Board with the performance of is governance and oversight role, in light of the Company’s strategy and evolving needs. The Governance Committee believes that our current Board reflects a diverse mix of directors on a number of these factors. The Governance Committee evaluates the diversity of the Board as part of the annual nomination process and assesses the effectiveness of its approach to Board diversity as part of the Board and committee evaluation process.

Stockholder Recommendations

It is the Governance Committee’s policy, as described below, to consider written recommendations from stockholders for nominees for director. The Governance Committee considers persons recommended by our stockholders in the same manner as a nominee recommended by our Board members, management or a third-party executive search firm. Any such recommendations should be submitted to the Governance Committee, c/o the Secretary, and should include the following information: (i) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director, if elected); (ii) the names and addresses of the stockholders making the nomination and the number of shares of our common stock which are owned beneficially and of record by such stockholders; and (iii) appropriate biographical information and a statement as to the qualification of the nominee. Stockholders seeking to recommend a prospective nominee should follow the instructions under the heading “Communications with Directors” below. The Board did not receive any stockholder recommendations during the year ended December 31, 2020.

Process for Identifying and Evaluating Nominees

The Board believes we are well served by our current directors who provide the Board with experience, skills and characteristics that the Board has determined meet its requirements with respect to experience, knowledge, integrity, understanding of our business environment, specific skills that are helpful to the Company and the willingness to devote adequate time to Board duties. The Board, following the recommendation of our Governance Committee, determined that the five director nominees, all of whom were elected at our 2020 Annual Meeting of Stockholders, are best-suited to continue to serve our needs, given our Company’s current anticipated activities.

Oversight of Risk Management

Our Board is responsible for oversight of our risk management policies and procedures. We are exposed to a number of risks, including financial risks, strategic, operational and commercial risks and risks relating to regulatory and legal compliance. The Board will regularly discuss with management our major risk exposures and the steps management has taken to monitor and control such exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are undertaken, and highlighting any new risks that may have arisen since they last met. The Board manages exposure risks within various areas including: (i) risks relating to our employment policies, executive compensation plans and arrangements; (ii) financial risks and taking appropriate actions to help ensure quality financial reporting and appropriately conservative investment practices; (iii) risks associated with the independence of the Board and potential conflicts of interest; (iv) commercial risks; (v) cybersecurity risks; and (vi) risks related to environmental, social and governance matters. The Audit Committee reviews policies with respect to risk assessment and risk management and reviews with the Company’s Chief Operating Officer, who would also consult with outside counsel as appropriate, any legal matter that could have a significant impact on the Company’s financial statements. The Audit Committee also reviews policies with respect to financial risk and makes recommendations to the Board.

COMMUNICATIONS WITH DIRECTORS

Stockholders and other interested parties who wish to communicate with any director or committee of our Board may do so using the procedures detailed in the Corporate Governance section of the Investor Resources page on our website at www.herontx.com.

CODE OF ETHICS AND BUSINESS CONDUCT

We have adopted a Code of Ethics and Business Conduct that applies to our Principal Executive Officer, Principal Financial and Accounting Officer and to all of our other officers, directors and employees. The Code of Ethics and Business Conduct is available in the Corporate Governance section of the Investor Resources page on our website at www.herontx.com. We intend to disclose future waivers or material amendments to certain provisions of our Code of Ethics and Business Conduct on the above-referenced website within four business days following the date of such waiver or amendment. To the extent permissible under Nasdaq rules, if we make any amendments to the Code of Ethics and Business Conduct or grant any waiver, including implicit waiver, from a provision of the Code of Ethics and Business Conduct to a director or executive officer, we intend to disclose the nature of such amendment or waiver in the manner set forth in the Code of Ethics and Business Conduct on our website.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL HOLDERS

The following table sets forth information regarding beneficial ownership of our common stock by: (i) each person known to us to own more than 5% of the outstanding shares of our common stock; (ii) each of our directors; (iii) each of our Named Executive Officers; and (iv) all current directors and Named Executive Officers, as a group. The number of shares reported in the table below is as of the Record Date, except as otherwise noted below, and is based on filings with the SEC or other information of which we are aware. The information in this table is based solely on statements in filings with the SEC or other reliable information included in the Company’s records. Unless otherwise indicated, the address of each of the named individuals is c/o Heron Therapeutics, Inc., 4242 Campus Point Court, Suite 200, San Diego, CA 92121. The percentage of ownership is based on 91,674,565 shares of common stock issued and outstanding as of the Record Date. Beneficial ownership of shares is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the shares. Shares of common stock subject to outstanding options and warrants and shares of common stock underlying convertible notes that are exercisable or convertible, as the case may be, within 60 days of the Record Date are deemed outstanding for computing the percentage of ownership of the person holding such options, restricted stock units, warrants or convertible notes, but are not deemed outstanding for computing the percentage of any other person. Except as otherwise noted, each person or entity has sole voting and investment power with respect to the shares shown.

Name	Number of Shares	Percent of Class
Greater than 5% Holders(1)
Franklin Resources, Inc.(2)	12,688,702	13.84%
One Franklin Parkway San Mateo, CA 94403
Vanguard Group Inc. (3)	8,311,768	9.07%
PO Box 2600 V26 Valley Forge, PA 19482
Baker Bros. Advisors LP(4)	8,121,490	8.66%
860 Washington Street, 3rd Floor New York, NY 10014
Tang Capital Partners, LP(5)	7,866,443	7.90%
4747 Executive Drive, Suite 510 San Diego, CA 92121
Wellington Management Group, LLP(6)	6,935,914	7.57%
280 Congress Street Boston, MA 02210
BlackRock, Inc.(7)	6,886,932	7.51%
East 52nd Street New York, NY 10055
ArrowMark Colorado Holdings LLC(8)	5,361,611	5.85%
100 Fillmore Street, Suite 325 Denver, CO 80206

Current Directors and Named Executive Officers
Barry Quart, Pharm.D.(9)	Chief Executive Officer and Chairman of the Board	2,428,508	2.58%
Stephen Davis(10)	Director	37,108	*
Craig Johnson(11)	Director	215,340	*
Kimberly Manhard(12)	Executive Vice President, Drug Development and Director	584,134	*
Christian Waage(13)	Director	104,625	*
John Poyhonen(14)	President and Chief Commercial Officer	348,083	*
David Szekeres(15)	Executive Vice President, Chief Operating Officer	505,359	*
Lisa Peraza(16)	Vice President, Chief Accounting Officer	220,591	*
Current Executive Officers and Directors as a group (8 persons)(17)		4,443,748	4.63%

*	Indicates ownership of less than one percent.
(1)

As applicable, the number of shares of common stock listed as owned by a beneficial holder relies on public filings by such beneficial holder and the number of shares of common stock reported as beneficially owned.

(2)

Based on information set forth in a Schedule 13G/A filed with the SEC on February 1, 2021 by Franklin Resources, Inc., Charles Johnson, Rupert Johnson, Jr. and Franklin Advisers, Inc. and its affiliates (Franklin Advisers, Inc. and Fiduciary Trust Company International) reporting beneficial ownership of 12,688,702 shares as of December 31, 2020. The Schedule 13G/A reports that Franklin Advisers, Inc. has sole voting and dispositive power with respect to 12,609,055 shares, that Fiduciary Trust Company International has sole voting and dispositive power with respect to 43,626 shares and that Franklin Templeton Investments (Asia) Ltd. has sole voting and dispositive power with respect to 36,021 shares.

(3)

Based on information set forth in a Schedule 13G/A filed with the SEC on February 10, 2021 by Vanguard Group Inc. reporting beneficial ownership of 8,311,768 shares as of December 31, 2020. The Schedule 13G/A indicates that Vanguard Group has sole dispositive power with respect to 8,047,381 shares, shared voting power with respect to 198,765 shares and shared dispositive power with respect to 264,387 shares.

(4)

Based on information set forth in a Schedule 13G/A filed with the SEC on February 16, 2021 by Baker Bros. Advisors LP, Baker Bros. Advisors (GP) LLC, Felix J. Baker, and Julian C. Baker, (each, a “Baker Advisor”), reporting beneficial ownership of 8,064,832 shares as of December 31, 2020. Shares deemed beneficially owned by the Baker Advisors are held of record by 667, L.P. and Baker Bros. Life Sciences, L.P. (collectively, “Baker Bros”). The Schedule 13G/A reports that each Baker Advisor has sole voting and dispositive power with respect to these 8,064,832 shares, which includes 195,574 shares of common stock that may be acquired upon the exercise of warrants and 1,874,554 shares issuable upon the conversion of the Company’s Senior Secured Convertible Notes due 2021, including interest paid in kind as of December 31, 2020 (the “Notes”) held by the holder. Since December 31, 2020, the beneficial owner received $22,495 and $22,832 principal amount of senior secured convertible notes on January 1, 2021 and April 1, 2021, respectively, as interest in kind on the existing notes held by the beneficial owner. The conversion of this additional principal is included in the table above.

(5)	Beneficial ownership of Tang Capital Partners, LP includes 7,866,443 shares issuable upon conversion of the Notes held by the holder within 60 days of April 20, 2021.
(6)

Based on information set forth in a Schedule 13G/A filed with the SEC on February 4, 2021 by Wellington Management Group, LLC reporting beneficial ownership of 6,935,914 shares as of December 31, 2020. The Schedule 13G/A indicates that Wellington Management Group, LLC has shared voting power with respect to 6,319,148 shares and shared dispositive power with respect to 6,935,914 shares.

(7)

Based on information set forth in a Schedule 13G/A filed with the SEC on January 29, 2021 by BlackRock, Inc. reporting beneficial ownership of 6,886,932 shares as of December 31, 2020. The Schedule 13G/A indicates that BlackRock, Inc. has sole voting power with respect to 6,635,626 shares and sole dispositive power with respect to 6,886,932 shares.

(8)

Based on information set forth in a Schedule 13G filed with the SEC on February 16, 2021 by ArrowMark Colorado Holdings LLC reporting beneficial ownership of 5,361,611 shares as of December 31, 2020. The Schedule 13G indicates that ArrowMark Colorado Holdings LLC has sole voting and dispositive power with respect to these 5,361,611 shares.

(9)	Consists of 95,192 shares of common stock and 2,333,316 shares underlying stock options exercisable within 60 days of April 20, 2021.
(10)	Consists of 750 shares of common stock and 36,358 shares underlying stock options exercisable within 60 days of April 20, 2021.
(11)	Consists of 1,340 shares of common stock and 214,000 shares underlying stock options exercisable within 60 days of April 20, 2021.
(12)	Consists of 1,634 shares of common stock and 582,500 shares underlying stock options exercisable within 60 days of April 20, 2021.

(13)	Consists of 1,850 shares of common stock and 102,775 shares underlying stock options exercisable within 60 days of April 20, 2021.
(14)	Consists of 20,414 shares of common stock and 327,669 shares underlying stock options exercisable within 60 days of April 20, 2021.
(15)	Consists of 817 shares of common stock and 504,542 shares underlying stock options exercisable within 60 days of April 20, 2021.
(16)	Consists of 11,945 shares of common stock and 208,646 shares underlying stock options exercisable within 60 days of April 20, 2021.
(17)	Consists of 133,942 shares of common stock and 4,309,806 shares underlying stock options exercisable within 60 days of April 20, 2021.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transactions Policies

Pursuant to our Code of Ethics and Business Conduct, our executive officers, directors and employees must disclose transactions involving actual or apparent conflicts of interest, such as related person transactions, to the Chairman of the Board. Additionally, the Audit Committee is responsible for review and approval of all related person transactions in which any officer, director or stockholder has a direct or indirect interest and would be required to be disclosed under Item 404(a) of Regulation S-K, and has written policies and procedures for reviewing, approving or ratifying any transaction required to be reported under Item 404(a) of Regulation S-K. In reviewing related person transactions, the Audit Committee evaluates any transaction in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which the “related person” (as defined in Item 404(a) of Regulation S-K) had, or will have, a direct or indirect material interest. The Audit Committee also will consider whether the proposed terms are at least as favorable to the Company as could be obtained from unaffiliated third parties and will confirm that there is a bona fide business purpose for the transaction. There were no related person transactions since the beginning of the Company’s last completed fiscal year that require disclosure under Item 404 of Regulation S-K.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The following Compensation Discussion and Analysis describes the material elements of compensation earned in 2020 by each of the executive officers identified in the Summary Compensation Table below, who are referred to collectively as our “Named Executive Officers.” Our Named Executive Officers with respect to 2020 were:

•	Barry Quart, Pharm.D., Chairman and Chief Executive Officer;
•	John Poyhonen, President, Chief Commercial Officer;
•	Kimberly Manhard, Executive Vice President, Drug Development;
•	David Szekeres, Executive Vice President, Chief Operating Officer;
•	Lisa Peraza, Vice President, Chief Accounting Officer; and
•	Robert Hoffman, Former Chief Financial Officer and Senior Vice President, Finance.

These persons constitute our principal executive officer, our principal financial and accounting officers, and our only other executive officers, all serving during 2020. Mr. Hoffman retired from the Company on October 16, 2020.  The 2020 compensation discussion provided below includes payments that were made in 2021 when such payments related to performance in 2020.

Key highlights of the Company’s 2020 achievements and success include exceeding our commercial sales targets for the Chemotherapy Induced Nausea and Vomiting (“CINV”) franchise which is comprised of CINVANTI® (aprepitant) injectable emulsion and SUSTOL® (granisetron) extended-release injection; refiling the New Drug Application (“NDA”) with the U.S. Food and Drug Administration (“FDA”) for HTX-011; receiving approval for the Marketing Authorisation Application with the European Union Medicines Agency for ZYNRELEFTM (also known as HTX-011); and the filing of two Investigational New Drug applications for our acute pain product candidate, HTX-034, and a Post-Operative Nausea and Vomiting indication for HTX-019. These achievements and others expanded the opportunity for future growth and long-term success.

Compensation Philosophy and Objectives

Our goal is to provide a competitive total compensation package with significant emphasis on paying for performance. Our corporate compensation philosophy targets annual base salary and annual incentive bonus payout percentage at or near the 50th percentile of the market, and equity awards at or near the 50th percentile of the market when compared to executives with similar roles at similar organizations. We favor equity-based compensation and variable incentive awards over guaranteed cash compensation in order to drive accomplishments that enhance stockholder value and align the interests of our Named Executive Officers and our stockholders. This means that our Named Executive Officers will not realize the total potential value of their compensation package unless performance goals, the significant majority of which are directly tied to our corporate performance, are achieved, and the value of our stock increases. The Compensation Committee believes that our executive compensation program is appropriately designed and reasonable in light of the executive compensation programs of our peer-group companies. The Compensation Committee also believes that our executive compensation program is appropriate in that it is designed to incentivize our management team to achieve our short-term and long-term corporate objectives while effectively managing business risks and challenges.

In implementing the foregoing objectives, our executive compensation program is based on three primary components: (i) base salary; (ii) annual cash incentive bonuses; and (iii) equity-based compensation. The Compensation Committee believes that compensation in the form of base salary and an annual cash incentive bonus provides our Named Executive Officers with short-term rewards for success in operational performance and meeting established goals and business responsibilities, while compensation through equity awards aligns the objectives of our management team with those of our stockholders with respect to long-term performance and success. In addition, our Named Executive Officers receive benefits that are generally available to all our employees. The Compensation Committee’s process for setting compensation includes reviewing the targeted overall compensation for each Named Executive Officer and then allocating that compensation between base salary, annual cash incentive bonuses and equity-based compensation with reference to the competitive market peer-company data as well as market survey data for public companies of a similar size and market capitalization and at a similar stage of product development and business activity.

Risk Management and Mitigation

In reviewing our compensation structure in 2020, the Compensation Committee also considered whether our compensation policies and practices could affect our risk profile and whether such compensation policies and practices could potentially encourage excessive risk taking by our employees. More specifically, thought was given to the general design philosophy of our policies for employees whose conduct would be most affected by the incentives established under our compensation programs. In considering these issues, the Compensation Committee did not find that our compensation policies and other policies generally raised undue risks for the Company or potentially could encourage excessive risk taking by our employees.

With respect to cash incentive bonuses and equity-based compensation for our Named Executive Officers, the amount of an individual’s bonus or award depends principally on overall Company performance, which reduces the incentive for an individual to take undue individual risks in an effort to increase the amount of his or her cash bonus or equity award for a particular year. The Company’s performance goals are reviewed annually by the Compensation Committee at the beginning of each year to ensure that they are appropriate and would not encourage or reward excessive risk taking. Additionally, the Compensation Committee monitors Company performance periodically throughout the year and has the opportunity to intervene in the event that actions by individual employees with respect to the Company’s performance goal attainment would raise undue risk.

With respect to new hire equity awards, these awards typically vest and become exercisable over a period of four years, consisting of an initial one-year cliff vest, followed by monthly vesting for stock options and quarterly vesting for restricted stock units. With respect to ongoing equity awards, these awards typically vest and become exercisable ratably each month for stock options and quarterly for restricted stock units both over a four-year period. We believe that long-term value creation, contrasted with short-term gain, presents the best opportunity for our employees to profit from these awards. In circumstances where performance-based equity awards have been granted, the events that trigger vesting are generally estimated to be achieved at least one or more years from the grant date.

Consideration of Most Recent Stockholder Advisory Vote to Approve Named Executive Officer Compensation

In 2020, the percentage of votes cast “For” our advisory say-on-pay vote to approve the Company’s Named Executive Officer compensation was 94.4% of the total votes cast. The Board and Compensation Committee believe that our 2020 say-on-pay results are an affirmation of the effectiveness of the Company’s executive compensation program and, therefore, no changes were made to the structure and elements of the executive compensation program based on the 2020 say-on-pay vote results.

Roles in Determining Compensation

Compensation Committee

For 2020, the Compensation Committee had the responsibility of reviewing the appropriateness of the target total compensation of our Named Executive Officers. The Compensation Committee engaged in this evaluation while also considering whether the compensation program was achieving its objectives consistent with our compensation philosophy. The Compensation Committee oversaw and approved all compensation arrangements and actions for our Named Executive Officers and other key employees in 2020. While the Compensation Committee drew on a number of resources, including input from the Chairman and Chief Executive Officer, to make decisions regarding the Company’s executive compensation program, ultimate decision-making authority rested with the Compensation Committee. The members of the Compensation Committee relied on their judgment in making compensation decisions after reviewing our overall performance and evaluating each Named Executive Officer’s performance and overall contributions during the year against established goals, operational performance and business responsibilities.

Compensation Consultant

In 2020, the Compensation Committee engaged the services of Compensia, Inc. (“Compensia”), a national independent compensation advisory firm that has extensive experience with biotechnology companies and specializes in executive compensation. The directive for Compensia was to assist the Compensation Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design and review and analysis of competitive market data with respect to the Company’s peers in the industry. The Compensation Committee has the final authority to engage and terminate services for consultants it may engage. The decision to engage Compensia was not made or recommended by our management, and Compensia did not provide any services to us outside of its services to the Compensation Committee. The Compensation Committee, after a review of the factors set forth in Section 10C(b)(2) of the Exchange Act and Rule 10C-1(b)(4) under the Exchange Act, has determined that the work performed by Compensia did not present any conflicts of interest.

Chairman and Chief Executive Officer

In 2020, our Chairman and Chief Executive Officer attended Compensation Committee meetings at which executive compensation (other than our Chairman and Chief Executive Officer’s compensation) was discussed, and he worked with the Compensation Committee to develop compensation recommendations for the Named Executive Officers (apart from himself), based on individual experience and breadth of knowledge, internal considerations, individual performance during the relevant year and other factors deemed relevant by the Compensation Committee. The Chairman and Chief Executive Officer’s input was one of the factors considered by the Compensation Committee in determining overall compensation for the other Named Executive Officers and other key employees. The Compensation Committee used Compensia’s analysis to formulate compensation recommendations for the Chairman and Chief Executive Officer. Discussions regarding compensation for our Chairman and Chief Executive Officer were held by the Compensation Committee in an executive session.

Competitive Market Review

In 2020, the Compensation Committee retained Compensia to assist with identifying a group of peer companies within the biotechnology/biopharmaceutical industry with similar identified characteristics to our Company to be used to assess compensation levels for the top senior management positions and non-employee directors. Compensia was involved with the process of selecting an appropriate peer group for our Company and in collecting and analyzing compensation data of the companies within our peer group. In addition, for some positions, we reviewed other broader market surveys within our industry. While we do not establish compensation levels based solely on comparative data, pay practices at other companies are an important factor that are considered in assessing the reasonableness of compensation and ensuring that our compensation practices are competitive in the marketplace.

In developing the peer group for 2020, the criteria that were used to identify the peer companies were market capitalization (ranging from $617 million to $4.2 billion) and current stage of product development or business activity (at the commercialization stage). The 18 companies in the peer group for 2020 are listed below.

Agios Pharmaceuticals, Inc.	Ironwood Pharmaceuticals, Inc.
Amicus Therapeutics, Inc.	Karyopharm Therapeutics Inc.
Coherus Biosciences, Inc.	Nektar Therapeutics
Corcept Therapeutics Incorporated	Pacira BioSciences, Inc.
Enanta Pharmaceuticals, Inc.	PTC Therapeutics, Inc.
Esperion Therapeutics, Inc.	Radius Health, Inc.
Halozyme Therapeutics, Inc.	Supernus Pharmaceuticals, Inc.
Insmed Incorporated	Travere Therapeutics, Inc. (formerly Retrophin, Inc.)
Intercept Pharmaceuticals, Inc.	Vericel Corporation

While the Compensation Committee reviewed compensation data pertaining to these companies, it determined that elements such as the Company’s diversity of clinical development activities and the level of executive experience should also be significant factors in assessing compensation levels.

Compensation Elements

Base Salary

Named Executive Officer base salaries are based on job responsibilities, accountability and the experience of the individual. For 2020, the Compensation Committee sought to implement a policy of targeting base salaries for our Named Executive Officers, including the Chairman and Chief Executive Officer, at or near the 50th percentile of salaries of named executive officers with similar roles at similar organizations, based on its review of competitive market data. In its assessment of named executive officer compensation levels, Compensia provided an analysis that confirmed, using the Company’s 2020 peer group and broader industry and market survey data for life sciences companies, that our Named Executive Officer base salaries and target total cash compensation are near the 50th percentile with the exception of the Chairman and Chief Executive Officer whose base salary and target total cash compensation approximated the 15th percentile. Through review of the data provided, the Compensation Committee determined that base salaries for the Named Executive Officers, except for the Chairman and Chief Executive Officer, appeared to be generally aligned with our compensation philosophy as described above.

More specifically, during its review of base salaries for our Named Executive Officers, the Compensation Committee primarily considered:

•	market data drawn from publicly available industry surveys;
•

compensation data for companies in our 2020 peer group discussed above, which are of a similar size and range of market capitalization and at a similar stage of product development or business activity (i.e., commercial-stage companies);

•	individual performance of each Named Executive Officer during the year, including achievements and overall contribution to the Company’s growth and business success; and
•	an internal review of each Named Executive Officer’s overall compensation relative to other executives at a similar level in the Company.

The Compensation Committee considered these factors in the aggregate, without assigning weight to any specific factor.

Base salary levels are typically considered annually as part of our performance review process, as well as on promotion or other change in job responsibilities. In connection with the appointment of Mr. Szekeres and Ms. Peraza as executive officers in October 2020 and their promotions to Executive Vice President, Chief Operating Officer and Vice President, Chief Accounting Officer, respectively, Mr. Szekeres’ base salary was set at $480,000 and Ms. Peraza’s base salary was set at $330,000. The base salaries for Mr. Szekeres and Ms. Peraza were determined based on the job responsibilities associated with their respective new positions and the Compensation Committee’s consideration of the factors discussed above. Merit increases are awarded based on the Compensation Committee’s overall review of a Named Executive Officer’s performance of his or her job responsibilities. In addition, base salaries are reviewed annually for comparability with market practices. Market adjustments generally are reserved for those whose base salaries are substantially below market as was the case with our Chairman and Chief Executive Officer who received a market adjustment in addition to his base salary increase. In December 2020, the Board approved the following base salary increases for 2021 based on performance during 2020:

Executive	Principal Position	2020 Base Salary	Base Salary Increase %	Adjusted Salary For 2021
Barry Quart, Pharm.D.	Chief Executive Officer	$651,770	7.4%	$700,000
John Poyhonen	President and Chief Commercial Officer	$494,901	3.0%	$509,748
Kimberly Manhard	Executive Vice President, Drug Development	$499,939	3.0%	$514,937
David Szekeres	Executive Vice President, Chief Operating Officer	$480,000	3.0%	$494,400
Lisa Peraza	Vice President, Chief Accounting Officer	$330,000	3.0%	$339,900
Robert Hoffman	Former Chief Financial Officer and Senior Vice President, Finance	$435,360	—	$—

These salary adjustments were effective commencing with the first pay period in 2021 and were in line with merit increases across the Company. Mr. Hoffman did not receive a base salary adjustment as he retired from the Company prior to year-end.

Annual Cash Incentive Bonus

The Compensation Committee, consistent with the overall corporate philosophy of maintaining target total cash compensation for our Named Executive Officers at or near the 50th percentile when compared to named executive officers with similar roles at similar organizations, reviewed the target annual cash incentive bonus payouts for the Named Executive Officers based on peer group and broader industry and market survey data. The target annual incentive bonus amount is set at a level based on the Named Executive Officer’s accountability and potential impact on the Company’s performance. Accordingly, the more control and accountability that a Named Executive Officer has over the Company’s performance, the greater the percentage of that Named Executive Officer’s total target cash compensation is dependent on annual corporate performance-based cash bonus awards.

The target annual cash incentive bonus payout percentages for 2020 were as follows: 70% of base salary for Dr. Quart, 50% of base salary for each of Mr. Poyhonen, Ms. Manhard and Mr. Szekeres, 40% for Mr. Hoffman and 35% for Ms. Peraza, each corresponding to their respective job levels. Mr. Hoffman did not receive an annual cash incentive bonus as he retired from the Company prior to year-end. These target percentages were unchanged from 2019 except for Dr. Quart’s target being raised to 70% to align with peer companies and Mr. Szekeres’s target being raised to 50% in October to align with his new role as Chief Operating Officer.

In determining the annual cash incentive bonus payout for executives, the Named Executive Officer’s annual base salary is multiplied by his or her target bonus percentage. For Dr. Quart, Mr. Poyhonen, Ms. Manhard, and Mr. Szekeres, each of whose bonus is weighted solely on corporate goal achievement, the resulting amount is then multiplied by the corporate performance percentage approved by the Compensation Committee or the Board, which is based on the achievement of corporate performance goals. For Ms. Peraza, the bonus payout calculation considers an equal weighting of both corporate and individual goal achievement. Ms. Peraza’s base salary is multiplied by the target bonus percentage to calculate a target dollar award, then 50% of this amount is multiplied by the corporate performance percentage and 50% is multiplied by the individual performance percentage. These two numbers are added together to calculate Ms. Peraza’s final bonus amount.

For annual cash incentive bonuses for our Named Executive Officers, a minimum overall goal achievement of greater than or equal to 50% is required for any performance-based cash bonus to be earned. The target annual cash incentive bonus can be earned if a goal achievement of 100% is obtained; for extraordinary performance in corporate goal achievement, up to 150% of the target annual cash incentive bonus for that goal may be awarded. Accordingly, for each Named Executive Officer in 2020, there was the potential to receive up to 150% of his or her overall target annual cash incentive bonus payout. The Compensation Committee retains sole discretion to modify our target corporate performance goals at any time, including the methodology for calculating the specific bonus amounts. The Compensation Committee may also, in its sole discretion, determine to either increase annual cash incentive bonus payouts for extraordinary achievement or to reduce payouts if economic and business conditions warrant.

Our corporate goals are collectively designed to emphasize success with respect to our diverse business efforts and encourage our Named Executive Officers to support each goal as a multi-disciplinary function. For 2020, our corporate goals were a combination of the following: (1) exceeding certain commercial sales targets for the CINV franchise; (2) obtaining approval for the NDA with the FDA for HTX-011; (3) obtaining marketing approval for HTX-011 in certain markets outside the United States; (4) completion of certain pre-commercialization efforts with respect to HTX-011; (5) achieving certain drug development milestones for pipeline products; and (6) financial goals, including adhering to an on-target budget. Although these goals were assigned weights, the Compensation Committee’s analysis of the level of achievement for each goal was subjective and the goals were considered in the aggregate, without a formulaic evaluation. In the aggregate, the Compensation Committee determined that overall, the corporate performance goals had been achieved at a level of 80%.

Performance-based cash bonuses for each Named Executive Officer were approved based on the achievement of corporate performance goals, including achievement of individual performance goals as applicable for Ms. Peraza. An 80% multiplier was used for corporate goal achievement in the calculations of their annual cash incentive bonus amount with corresponding payouts noted in the table below. Mr. Hoffman did not receive an annual cash incentive bonus as he retired from the Company prior to year-end.

Executive	Principal Position	2020 Annual Cash Incentive Bonus
Barry Quart, Pharm.D.	Chief Executive Officer	$364,991
John Poyhonen	President and Chief Commercial Officer	$197,960
Kimberly Manhard	Executive Vice President, Drug Development	$199,976
David Szekeres	Executive Vice President, Chief Operating Officer	$161,664
Lisa Peraza	Vice President, Chief Accounting Officer	$105,683
Robert Hoffman	Former Chief Financial Officer and Senior Vice President, Finance	$—

Equity-Based Compensation

Our equity-based compensation program is designed to promote high performance and achievement of corporate goals by employees on a long-term basis, encourage the growth of stockholder value and allow employees to participate in the long-term success of the Company. Under the Amended and Restated 2007 Equity Incentive Plan, the Board (or a committee thereof, including the Compensation Committee) may grant stock options, shares of stock, restricted stock units, stock appreciation rights and performance awards. In granting these equity awards, the Board (or a committee thereof, including the Compensation Committee) may establish any conditions or restrictions it deems appropriate.

In addition to our historical use of stock options, during 2020 we began using restricted stock units (“RSUs”) as part of our equity compensation program for Named Executive Officers and other employees. Equity award value for Named Executive Officers was awarded by granting 75% of the value through stock options and 25% of the value through RSUs. By granting equity awards, the Compensation Committee has provided the members of the management team with a significant equity stake in our Company, which we believe aligns the long-term interests of the management team with our stockholders. Because a financial gain from stock options is only possible if the market price of the Company’s common stock increases over time, the Compensation Committee believes that option grants motivate our Named Executive Officers and other employees to deliver superior performance and focus on behaviors and initiatives that lead to long-term value creation, which benefits all of our stockholders. The addition of RSUs to the award mix also supports long-term value creation with an appreciable equity stake in the company that vests over several years. This form of equity compensation also helps to conserve shares used for compensation purposes.

Equity award levels are based on grant guidelines approved by the Board or the Compensation Committee and vary among employees based on their job level within the Company and their individual performance. Annual equity awards to Named Executive Officers are typically made as part of the annual review of Named Executive Officer performance, which typically occurs around year-end. However, in 2020, equity awards were granted, including the introduction of RSUs, to all employees in October 2020.  Newly hired or promoted executives receive their equity awards on their respective dates of hire or promotion. For 2020, the Compensation Committee targeted equity award levels for our Named Executive Officers, including the Chairman and Chief Executive Officer, at approximately the 50th percentile of long-term incentive awards of executives with similar roles at similar organizations, based on a review of competitive market data. The grant of equity awards by the Company is unrelated to any anticipated major announcements made by the Company and is not influenced by any material, non-public information that may exist at the time of grant.

In October 2020, annual equity awards were granted to each of our Named Executive Officers, who were then employed by the Company, after consideration of the performance and achievements by each Named Executive Officer thus far during 2020 and their future anticipated impact on the success of the organization. Annual stock option awards vest ratably each month over a four-year period while the annual RSU awards vest ratably each quarter over a four-year period. In determining the appropriate value of each of these awards, the Compensation Committee used the market analysis and peer group data developed with the assistance of Compensia, as discussed above. With respect to each Named Executive Officer, the peer-group data and survey data for companies in our industry with similar market capitalization was used to help set the appropriate value of the grant using the Black-Scholes option pricing model in the case of the stock options. Mr. Poyhonen’s 2020 equity award included a grant of 50,000 stock options in connection with his promotion to President and Chief Commercial Officer. Mr. Szekeres’s 2020 equity award also included a grant of 36,000 stock options related to his promotion to Executive Vice President, Chief Operating Officer. Ms. Peraza’s 2020 equity award included a grant of 50,000 stock options related to her promotion to Vice President, Chief Accounting Officer. Mr. Hoffman did not receive any equity awards as he retired from the Company prior to year-end. The Board-approved equity grants were as follows:

Executive	Principal Position	Restricted Stock Unit Award	Grant Date Fair Value	Option Award	Grant Date Fair Value
Barry Quart, Pharm.D.	Chief Executive Officer	58,333	$916,995	350,000	$3,366,895
John Poyhonen	President and Chief Commercial Officer	20,000	$314,400	170,000	$1,635,349
Kimberly Manhard	Executive Vice President, Drug Development	20,000	$314,400	120,000	$1,154,364
David Szekeres	Executive Vice President, Chief Operating Officer	20,000	$314,400	156,000	$1,500,673
Lisa Peraza	Vice President, Chief Accounting Officer	8,833	$138,855	103,000	$990,829
Robert Hoffman	Former Chief Financial Officer and Senior Vice President, Finance	—	$—	—	$—

Employee Benefit Programs

The Named Executive Officers are eligible to participate in the Company’s health, welfare, paid time-off, retirement savings and employee stock purchase benefit programs on the same terms as are available to other employees. These benefit programs are designed to enable the Company to attract and retain its workforce in a competitive marketplace. The retirement savings plan helps employees save and prepare financially for retirement. Our Employee Stock Purchase Plan (“ESPP”) provides employees with an opportunity for increased equity ownership in the Company. Other than these benefits generally available to all employees, Named Executive Officers do not receive any other benefits or perquisites.

Our retirement savings plan (“401(k) Plan”) is a tax-qualified retirement savings plan, pursuant to which all employees, including the Named Executive Officers, are able to contribute the lesser of 100% of their annual compensation (as defined) or the limit prescribed by the Internal Revenue Service to the 401(k) Plan on a pre-tax basis. In 2020, we matched employee contributions to the 401(k) Plan in an amount equal to 50% of each participant’s contribution during the plan year, up to a maximum amount equal to the lesser of either: (a) 3% of each participant’s annual compensation; or (b) $8,550.

Our ESPP allows employees, including the Named Executive Officers, to voluntarily purchase common stock under the ESPP twice per calendar year (up to 10% of each employee’s base salary, hourly compensation and any cash bonus paid, subject to certain limitations) over the six-month offering period at 85% of the fair market value of the common stock at specified dates.

Employment and Separation Arrangements

We have entered into employment agreements with each Named Executive Officer, the terms of which provide, among other things, for certain termination and change-in-control payments and benefits. Our Board approved the termination and change-in-control payments and benefits in order to maintain market-competitive compensation practices and to mitigate some of the risk that exists for executives working in a biopharmaceutical company at our current stage of development, where the possibility exists that we may be acquired if our business efforts succeed. These arrangements are intended to retain highly skilled executives who have, or who may seek, alternatives that may appear to them to be less risky in terms of the potential loss of their position following a merger or sale, particularly where the services of these executive officers may not be required by the acquirer. We do not provide any of our Named Executive Officers with gross-up protection for “golden parachute” excise taxes in any of these arrangements.

A summary of the terms of each of the arrangements we have with each Named Executive Officer who is currently employed by the Company and the potential value of the payments and benefits on termination of employment or change in control is provided in this Proxy Statement under the headings “Employment Arrangements” and “Payments on Termination or Change in Control.”

Tax Considerations

In making compensation decisions affecting our Named Executive Officers, the Compensation Committee considers our ability to deduct, under applicable federal corporate income tax law, compensation payments made to executives. Specifically, the Compensation Committee considers the requirements and impact of Section 162(m) of the Internal Revenue Code (the “Code”), which limits the tax deductibility to us of compensation in excess of $1.0 million in any year for certain executive officers.

Compensation paid to certain of our executive officers in excess of $1.0 million will not be deductible unless it qualifies for certain transition relief applicable for compensation paid pursuant to a written binding contract that was in effect as of November 2, 2017.  The Compensation Committee believes that stockholder interests are best served by not restricting the Compensation Committee’s discretion and flexibility in structuring compensation programs, even if such compensation results in non-deductible expenses under applicable law.

Trading Policy

We maintain an Insider Trading and Trading Window Policy that, among other things, prohibits our officers, including our Named Executive Officers, directors and employees from engaging in short sales, hedging of stock ownership positions and transactions involving derivative securities relating to our common stock. The policy does not provide for exceptions from these rules.

Minimum Stock Ownership Requirements

There are no minimum stock ownership guidelines for our Named Executive Officers or employees, although senior members of our management team are encouraged and expected to have a significant direct interest in the value of our common stock through the receipt of equity awards and/or open market purchases, as the case may be. We strive to design our compensation program to stress long-term ownership in Company equity as the means of best aligning the interests of our Named Executive Officers with those of our stockholders.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on this review and discussion, the Compensation Committee recommended to the Board that the foregoing Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee

Stephen Davis, Chairman
Craig Johnson
Christian Waage

Summary Compensation Table

The following tables and descriptive materials set forth information concerning compensation earned for services rendered to us by our Named Executive Officers during the years ended December 31, 2020, 2019 and 2018.

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation	Total
Barry Quart, Pharm.D.(4)	2020	$676,838	$916,995	$3,366,895	$364,991	$21,084	$5,346,803
Chief Executive Officer	2019	$638,991	$—	$4,916,373	$306,715	$8,400	$5,870,479
	2018	$614,414	$—	$4,815,660	$552,973	$8,250	$5,991,297

John Poyhonen(5)	2020	$513,935	$314,400	$1,635,349	$197,960	$8,550	$2,670,194
President and	2019	$216,731	$—	$4,211,063	$90,751	$6,219	$4,524,764
Chief Commercial Officer

Kimberly Manhard(6)	2020	$519,167	$314,400	$1,154,364	$199,976	$8,550	$2,196,457
Executive Vice President,	2019	$490,136	$—	$1,815,276	$196,054	$8,400	$2,509,866
Drug Development	2018	$466,796	$—	$1,605,220	$350,097	$8,250	$2,430,363

David Szekeres(7)	2020	$476,910	$314,400	$1,500,673	$161,664	$8,550	$2,462,197
Executive Vice President,
Chief Operating Officer

Lisa Peraza(8)	2020	$328,805	$138,855	$990,829	$105,683	$14,567	$1,578,739
Vice President,
Chief Accounting Officer

Robert Hoffman(9)	2020	$360,009	$—	$—	$—	$668,287	$1,028,296
Former Chief Financial Officer and	2019	$388,714	$—	$1,512,730	$124,388	$8,400	$2,034,232
Senior Vice President, Finance	2018	$357,438	$—	$1,139,706	$214,463	$8,027	$1,719,634

(1)	The amounts listed for 2020 include 27 bi-weekly payments rather than the standard 26 bi-weekly payments per year.
(2)

This column represents the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 718 for stock awards and options granted to the Named Executive Officers in 2020, 2019 and 2018. The assumptions used in calculating the fair value of the stock awards and options can be found under Note 9 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2020. These amounts reflect the grant date fair value for these stock awards and options and do not necessarily correspond to the actual value that will be realized by the Named Executive Officers. For additional information on stock awards and options granted to the Named Executive Officers in 2020 and in prior years, see below under “Grants of Plan-based Awards” and “Outstanding Equity Awards at Fiscal Year-End.”

(3)

The amounts listed represent cash awards earned for the year under the Company’s annual cash incentive bonus program. For additional information regarding the annual cash incentive bonus program, see above under “Compensation Discussion and Analysis-Compensation Elements-Annual Cash Incentive Bonus.”

(4)

The grant date fair value of the equity awards granted in October 2020, as reflected under “Stock Awards” and “Option Awards,” represents an annual grant for 2020 services. “All Other Compensation” listed for 2020 consist of our matching contributions on behalf of the named individual to our 401(k) Plan and a cash out accrued vacation.

(5)

The grant date fair value of the equity awards granted in October 2020, as reflected under “Stock Awards” and “Option Awards,” represents an annual grant for 2020 services and a promotion grant. “All Other Compensation” listed for 2020 consist of our matching contributions on behalf of the named individual to our 401(k) Plan.

(6)

The grant date fair value of the equity awards granted in October 2020, as reflected under “Stock Awards” and “Option Awards,” represents an annual grant for 2020 services. “All Other Compensation” listed for 2020 consist of our matching contributions on behalf of the named individual to our 401(k) Plan.

(7)

Mr. Szekeres was appointed Executive Vice President, Chief Operating Officer in October 2020 at which time his annual base salary was set at $480,000. The grant date fair value of the equity awards granted in October 2020, as reflected under “Stock Awards” and “Option Awards,” represents an annual grant for 2020 services and a promotion grant. “All Other Compensation” listed for 2020 consist of our matching contributions on behalf of the named individual to our 401(k) Plan.

(8)

Ms. Peraza was appointed Vice President, Chief Accounting Officer in October 2020 at which time her annual base salary was set at $330,000. The grant date fair value of the equity awards granted in October 2020, as reflected under “Stock Awards” and “Option Awards,” represents an annual grant for 2020 services and a promotion grant. “All Other Compensation” listed for 2020 consist of our matching contributions on behalf of the named individual to our 401(k) Plan and a cash out accrued vacation.

(9)

Mr. Hoffman retired from the Company on October 16, 2020. Mr. Hoffman was not awarded an annual equity grant or annual cash incentive bonus for 2020. “All Other Compensation” listed for 2020 includes severance of $609,504 which consists of an amount equal to his annual base salary of $435,360 and an amount equal to his target performance bonus opportunity of $174,144, as well as a payout of accrued vacation and our matching contributions on behalf of the named individual to our 401(k) Plan.

Grants of Plan-based Awards Table

The following table sets forth certain information regarding grants of plan-based awards to the Named Executive Officers during the year ended December 31, 2020:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Minimum	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise Price of Option Awards ($/Share)	Grant-date Fair Value of Stock and Option Awards(2)
Current Named Executive Officers:
Barry Quart, Pharm.D.		$228,120	$456,239	$684,359
	10/13/2020						350,000	(3)	$15.72	$3,366,895
	10/13/2020				58,333	(4)				$916,995
John Poyhonen		$123,725	$247,450	$371,175
	10/13/2020						170,000	(3)	$15.72	$1,635,349
	10/13/2020				20,000	(4)				$314,400
Kimberly Manhard		$124,985	$249,969	$374,954
	10/13/2020						120,000	(3)	$15.72	$1,154,364
	10/13/2020				20,000	(4)				$314,400
David Szekeres		$101,040	$202,080	$303,120
	10/13/2020						156,000	(3)	$15.72	$1,500,673
	10/13/2020				20,000	(4)				$314,400
Lisa Peraza		$57,750	$115,500	$173,250
	10/13/2020						103,000	(3)	$15.72	$990,829
	10/13/2020				8,833	(4)				$138,855
Former Named Executive Officers:
Robert Hoffman		$87,072	$174,144	$261,216

(1)

This column reflects the minimum, target and maximum amounts that could be payable for annual cash incentive bonuses. A minimum overall goal achievement of greater than or equal to 50% is required for the Compensation Committee to determine that any amount is payable. The target annual cash incentive bonus can be earned if a goal achievement of 100% is obtained; for extraordinary performance in corporate goal achievement, up to 150% of the target annual cash incentive bonus for that goal could be awarded. The Compensation Committee determined that the corporate goal achievement was 80% for the year ended December 31, 2020. For additional information regarding the annual cash incentive bonus program, see above under “Compensation Discussion and Analysis-Compensation Elements-Annual Cash Incentive.”

(2)

This column reflects the aggregate grant date fair value of stock awards and options granted in 2020 and calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the fair value of the stock awards and options can be found under Note 9 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2020.

(3)	Options vest monthly over a four-year period.
(4)	Restricted stock units vest quarterly over a four-year period.

Outstanding Equity Awards as of December 31, 2020 Table

The following table sets forth information regarding outstanding equity awards held by our Named Executive Officers at December 31, 2020:

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options
Name	Exercisable (#)	Unexercisable (#)		Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Grant Date
Current Named Executive Officers:
Barry Quart, Pharm.D.	37,091	—		$12.60	06/18/2012	06/18/2022	58,333	(3)	$1,234,910	10/13/2020
	710,601	—		$7.20	05/01/2013	05/01/2023
	136,666	—		$9.00	01/03/2014	01/03/2024
	250,000	—		$9.05	12/12/2014	12/12/2024
	250,000	—		$29.41	12/22/2015	12/22/2025
	310,000	—		$13.00	12/21/2016	12/21/2026
	232,500	77,500	(2)	$17.00	12/18/2017	12/18/2027
	150,000	150,000	(2)	$24.97	12/15/2018	12/15/2028
	81,250	243,750	(2)	$25.02	12/19/2019	12/19/2029
	14,583	335,417	(2)	$15.72	10/13/2020	10/13/2030

John Poyhonen	32,000	—		$8.80	01/10/2014	01/10/2024	20,000	(3)	$423,400	10/13/2020
	19,500	—		$9.05	12/12/2014	12/12/2024
	19,500	—		$29.41	12/22/2015	12/22/2025
	19,500	—		$13.00	12/21/2016	12/21/2026
	19,500	—		$17.00	12/18/2017	12/18/2027
	24,750	—		$24.97	12/15/2018	12/15/2028
	106,250	193,750	(4)	$18.29	07/15/2019	07/15/2029
	13,891	41,671	(2)	$25.02	12/19/2019	12/19/2029
	7,083	162,917	(2)	$15.72	10/13/2020	10/13/2030

Kimberly Manhard	1,584	—		$29.41	12/22/2015	12/22/2025	20,000	(3)	$423,400	10/13/2020
	300,000	—		$20.69	01/28/2016	01/28/2026
	48,416	—		$13.00	12/21/2016	12/21/2026
	90,000	30,000	(2)	$17.00	12/18/2017	12/18/2027
	50,000	50,000	(2)	$24.97	12/15/2018	12/15/2028
	30,000	90,000	(2)	$25.02	12/19/2019	12/19/2029
	5,000	115,000	(2)	$15.72	10/13/2020	10/13/2030

David Szekeres	170,000	—		$16.20	03/17/2016	03/17/2026	20,000	(3)	$423,400	10/13/2020
	50,000	—		$16.83	10/07/2016	10/07/2026
	79,167	—		$13.00	12/21/2016	12/21/2026
	67,500	22,500	(2)	$17.00	12/18/2017	12/18/2027
	46,000	46,000	(2)	$24.97	12/15/2018	12/15/2028
	28,750	86,250	(2)	$25.02	12/19/2019	12/19/2029
	6,500	149,500	(2)	$15.72	10/13/2020	10/13/2030

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options
Name	Exercisable (#)	Unexercisable (#)		Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Grant Date
Lisa Peraza	35,000	—		$13.91	03/31/2014	03/31/2024	8,833	(3)	$186,995	10/13/2020
	17,417	—		$9.05	12/12/2014	12/12/2024
	20,000	—		$29.41	12/22/2015	12/22/2025
	20,000	—		$16.83	10/07/2016	10/07/2026
	27,500	—		$13.00	12/21/2016	12/21/2026
	23,958	1,042	(2)	$13.85	02/13/2017	02/13/2027
	20,625	6,875	(2)	$17.00	12/18/2017	12/18/2027
	10,080	10,080	(2)	$24.97	12/15/2018	12/15/2028
	6,600	19,800	(2)	$25.02	12/19/2019	12/19/2029
	4,291	98,709	(2)	$15.72	10/13/2020	10/13/2030

Former Named Executive Officer:
Robert Hoffman	26,565	—		$15.30	04/24/2017	04/16/2021	—		—	—
	53,125	—		$17.00	12/18/2017	04/16/2021
	50,292	—		$24.97	12/15/2018	04/16/2021
	43,750	—		$25.02	12/19/2019	04/16/2021
(1)	Market value of unvested shares is based on the closing price of our shares of common stock of $21.17 on December 31, 2020.
(2)	Options vest monthly over a four-year period.
(3)	Restricted stock units vest quarterly over a four-year period.
(4)

Options vest over four years, with 75,000 shares vesting on the first anniversary of Mr. Poyhonen’s date of employment, and then with respect to the remaining 225,000 shares on a ratable monthly basis over the next three years.

Option Exercises Table

The following table provides information regarding the number of shares of common stock acquired and the value realized pursuant to the exercise of stock options during 2020 by each of the Named Executive Officers.

	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Current Named Executive Officers:
Barry Quart, Pharm.D.	—	$—
John Poyhonen	—	—
Kimberly Manhard	10,000	70,000
David Szekeres	—	—
Lisa Peraza
Former Named Executive Officer:
Robert Hoffman	73,435	287,695

(1)

Amounts shown do not reflect amounts actually received by the named individuals. The value realized on exercise is equal to the difference between the option exercise price and the closing price of our shares of common stock on the date of exercise, multiplied by the number of shares subject to the option exercise, regardless of whether the individual actually sold any of the shares received on exercise or the amount received in connection with any such sale, and without taking into account any taxes that may be payable in connection with the transaction.

Non-qualified Defined Contribution and Other Non-qualified Deferred Compensation Plans

We do not maintain either a non-qualified defined contribution or non-qualified deferred compensation plan.

Potential Payments on Termination or Change in Control

Employment Arrangements

Below are descriptions of the material terms of the employment arrangements entered into with our current Named Executive Officers.

Barry Quart, Pharm.D.

In connection with his appointment as Chief Executive Officer, the Company entered into an executive employment agreement with Barry Quart, Pharm.D. on May 1, 2013 (“Quart Agreement”). Certain provisions of the Quart Agreement were amended by the Compensation Committee in April 2015. The Quart Agreement initially provided Dr. Quart with a base salary of $525,000 annually, which was raised to $540,750 annually for 2014, to $551,565 annually for 2015, to $579,143 annually for 2016, to $596,518 annually for 2017, to $614,414 annually for 2018, to $638,991 annually for 2019, to $651,770 annually for 2020, and to $700,000 annually for 2021. Dr. Quart was also initially eligible for an annual target cash incentive bonus in an amount equal to 55% of his base salary, which was increased to 60% of his base salary effective beginning with the 2016 annual cash incentive bonus and increased to 70% of his base salary effective beginning with the 2020 annual cash incentive bonus.

Additionally, the Quart Agreement, as amended, provides that if Dr. Quart’s employment is terminated by the Company without “Cause,” or by Dr. Quart for “Good Reason” (each as defined in the Quart Agreement), then he shall be entitled to receive: (i) a lump-sum payment equal to the sum of his annual base salary then in effect and his target performance bonus then in effect, less required deductions and withholdings; and (ii) accelerated time-based vesting of shares subject to all stock awards issued by the Company, for the number of shares that would have vested accordingly had he continued employment with the Company for a period of 12 months after termination (which includes partial accelerated vesting of awards subject to time-vesting, but does not include awards that remain subject to performance criteria as of the date of termination). The Company also agreed to reimburse for, or continue to pay, for health care benefits during the 18 months after the date of termination, or, if sooner, such date when he is no longer eligible for such benefits under applicable law. Per the Quart Agreement, in the event Dr. Quart’s employment is terminated by the Company without Cause, or if he resigns for Good Reason within three months before, or within 18 months following, a Change in Control (as defined in the Quart Agreement) of the Company, then, in lieu of the above benefits, Dr. Quart would be entitled to receive: (i) a lump sum payment equal to 150% of his annual base salary then in effect, less required deductions and withholdings; and (ii) the greater of his target performance bonus then in effect or his performance bonus paid in the year preceding the year in which termination occurs, in each case, less required deductions and withholdings; and (iii) reimbursement for or continued payment of health care benefits during the 18 months after the date of termination, or such earlier date when he is no longer eligible for such benefits under applicable law. In addition, on the closing of a Change in Control transaction, Dr. Quart is entitled to immediate vesting of 100% of any outstanding and unvested performance-based equity awards and immediate vesting of 50% of any outstanding and unvested time-based equity awards. Following the closing of any such Change in Control, the remaining 50% of time-based equity awards are eligible to vest on the earlier of: (a) Dr. Quart’s qualifying involuntary termination of employment; or (b) six months following the completion of the Change in Control subject to his voluntary continued employment through such date.

John Poyhonen

In connection with his appointment as Executive Vice President, Chief Commercial Officer, the Company entered into an executive employment agreement with John Poyhonen on July 15, 2019 (“Poyhonen Agreement”). The Poyhonen Agreement initially provided Mr. Poyhonen with a base salary of $490,000 annually, which was increased to $494,901 annually effective January 1, 2020, and to $509,748 annually for 2021. Mr. Poyhonen is also eligible for an annual target incentive bonus in an amount equal to 50% of his base salary.

Additionally, the Poyhonen Agreement provides that if Mr. Poyhonen’s employment is terminated by the Company without “Cause,” or by Mr. Poyhonen for “Good Reason” (each as defined in the Poyhonen Agreement), then he shall be entitled to receive: (i) accelerated time-based vesting of shares subject to all stock awards issued by the Company, for the number of shares which would have vested accordingly had he continued employment with the Company for a period of 12 months after termination; and (ii) reimbursement by the Company for, or continuation of payment by the Company for, health care benefits during the 12 months after the date of termination, or such date when he is no longer eligible for such benefits under applicable law. In the event Mr. Poyhonen’s employment is terminated by the Company without Cause, or if he resigns for Good Reason within three months before, or within 18 months following, a Change in Control (as defined in the Poyhonen Agreement) of the Company, then, in lieu of the above benefits, Mr. Poyhonen shall be entitled to receive: (i) a lump-sum payment equal to his annual base salary then in effect, less required deductions and withholdings; (ii) the greater of his target performance bonus then in effect or his performance bonus paid in the year preceding the year in which termination occurs, in each case, less required deductions and withholdings; and (iii) accelerated vesting of 100% of any outstanding and unvested stock awards held by Mr. Poyhonen at such time (including both time-based and performance-based stock awards). The Company also agreed to reimburse for, or continue to pay for, health care benefits during the 12 months after the date of termination following a Change in Control, or such date when he is no longer eligible for such benefits under applicable law.

Kimberly Manhard

In connection with her appointment as Executive Vice President, Drug Development, the Company entered into an executive employment agreement with Kimberly Manhard on January 28, 2016 (“Manhard Agreement”). The Manhard Agreement initially provided Ms. Manhard with a base salary of $440,000 annually, which was increased to $453,200 annually for 2017, to $466,796 annually for 2018, to $490,136 annually for 2019, to $499,939 annually for 2020, and to $514,937 annually for 2021. Ms. Manhard is also eligible for an annual target incentive bonus in an amount equal to 50% of her base salary.

Additionally, the Manhard Agreement provides that if Ms. Manhard’s employment is terminated by the Company without “Cause,” or by Ms. Manhard for “Good Reason” (each as defined in the Manhard Agreement), then she shall be entitled to receive: (i) a lump-sum payment equal to the sum of her annual base salary then in effect and her target performance bonus then in effect, less required deductions and withholdings; and (ii) accelerated time-based vesting of shares subject to all stock awards issued by the Company, for the number of shares which would have vested accordingly had she continued employment with the Company for a period of 12 months after termination. The Company also agreed to reimburse for, or continue to pay for, health care benefits during the 12 months after the date of termination, or such date when she is no longer eligible for such benefits under applicable law. In the event Ms. Manhard’s employment is terminated by the Company without Cause, or if she resigns for Good Reason within three months before, or within 18 months following, a Change in Control (as defined in the Manhard Agreement) of the Company, then, in lieu of the above benefits, Ms. Manhard shall be entitled to receive: (i) a lump-sum payment equal to her annual base salary then in effect, less required deductions and withholdings; (ii) the greater of her target performance bonus then in effect or her performance bonus paid in the year preceding the year in which termination occurs, in each case, less required deductions and withholdings; and (iii) accelerated vesting of 100% of any outstanding and unvested stock awards held by Ms. Manhard at such time (including both time-based and performance-based stock awards). The Company also agreed to reimburse for, or continue to pay for, health care benefits during the 12 months after the date of termination following a Change in Control, or such date when she is no longer eligible for such benefits under applicable law.

David Szekeres

In connection with his appointment as Senior Vice President, General Counsel, Business Development and Corporate Secretary, the Company entered into an executive employment agreement with David Szekeres on March 17, 2016 (“Szekeres Agreement”). Mr. Szekeres was appointed as Executive Vice President, Chief Operating Officer in October 2020 at which time his annual base salary was $480,000. His annual base salary was increased to $494,400 for 2021. Mr. Szekeres is also eligible for an annual cash incentive bonus in an amount equal to 50% of his base salary.

Additionally, the Szekeres Agreement provides that if Mr. Szekeres’ employment is terminated by the Company without “Cause,” or by Mr. Szekeres for “Good Reason” (each as defined in the Szekeres Agreement), then he shall be entitled to receive: (i) a lump-sum payment equal to the sum of his annual base salary then in effect and his target performance bonus then in effect, less required deductions and withholdings; and (ii) accelerated time-based vesting of shares subject to all stock awards issued by the Company, for the number of shares which would have vested accordingly had he continued employment with the Company for a period of 12 months after termination. The Company also agreed to reimburse for, or continue to pay for, health care benefits during the 12 months after the date of termination, or such date when he is no longer eligible for such benefits under applicable law. In the event Mr. Szekeres’ employment is terminated by the Company without Cause, or if he resigns for Good Reason within three months before, or within 18 months following, a Change in Control (as defined in the Szekeres Agreement) of the Company, then, in lieu of the above benefits, Mr. Szekeres shall be entitled to receive: (i) a lump-sum payment equal to his annual base salary then in effect, less required deductions and withholdings; (ii) the greater of his target performance bonus then in effect or his performance bonus paid in the year preceding the year in which termination occurs, in each case, less required deductions and withholdings; and (iii) accelerated vesting of 100% of any outstanding and unvested stock awards held by Mr. Szekeres at such time (including both time-based and performance-based stock awards). The Company also agreed to reimburse for, or continue to pay for, health care benefits during the 12 months after the date of termination following a Change in Control, or such date when he is no longer eligible for such benefits under applicable law.

Lisa Peraza

The Company entered into a management retention agreement with Lisa Peraza on January 14, 2020 (“Peraza Agreement”). Ms. Peraza was appointed as Vice President, Chief Accounting Officer in October 2020, at which time her annual base salary was $330,000. Her annual base salary was increased to $339,900 for 2021. Ms. Peraza is also eligible for an annual target incentive bonus in an amount equal to 35% of her base salary.

Additionally, the Peraza Agreement provides that in the event Ms. Peraza suffers as Involuntary Termination within three months before, or within 18 months following, the effective date of a Change of Control (as defined in the Peraza Agreement) of the Company, then, in addition to all base salary and accrued and unused vacation benefits earned through the date of termination at the rate then in effect at the time of termination, less standard deductions and withholdings, Ms. Peraza shall be entitled to receive: (i) during the period commencing on the date of Ms. Peraza’s termination and ending on the date twelve months after the effective date of the termination (the “Change of Control Severance Period”), an amount equal to the greater of (a) the monthly base salary which Ms. Peraza was receiving immediately prior to the Involuntary Termination or (b) the monthly base salary which Ms. Peraza was receiving immediately prior to the Change of Control, in each case, in accordance with the Company’s standard payroll practices; (ii) the average bonus paid by the Company to Ms. Peraza for services during each of the three 12-month periods (or such shorter period of time during which Ms. Peraza was eligible for a bonus) prior to the Involuntary Termination date, which payments shall be paid during the Change of Control Severance Period in accordance with the Company’s standard payroll practices; and (iii) accelerated vesting of 100% of any outstanding and unvested stock awards held by Ms. Peraza at such time (including both time-based and performance-based stock awards). The Company has also agreed to reimburse for, or continue to pay for, health care benefits during the 12 months after the date of Involuntary Termination following a Change in Control, or such date when she is no longer eligible for such benefits under applicable law.

The descriptions of executive employment agreements provided above under the heading “Employment Arrangements” set forth the potential payments on termination or change in control for our current Named Executive Officers. The following table sets forth information regarding potential payments that would have been made to our Named Executive Officers, other than Mr. Hoffman, on various termination or change in control events assuming such events occurred as of December 31, 2020.

	Termination Without Cause or With Good Reason	Termination Without Cause or With Good Reason Within Three Months Before or 18 Months After a Change in Control	Change in Control (absent a qualifying termination)
Barry Quart, Pharm.D.
Severance(1)	$1,108,010	$1,433,895	$—
Benefit continuation	43,208	43,208	—
Accelerated vesting of stock awards(2)	1,108,793	3,386,107	3,386,107
Total	$2,260,011	$4,863,210	$3,386,107
John Poyhonen
Severance(1)	$—	$742,351	$—
Benefit continuation	28,805	28,805	—
Accelerated vesting of stock awards(2)	553,475	1,869,298	—
Total	$582,280	$2,640,454	$—
Kimberly Manhard
Severance(1)	$749,908	$749,908	$—
Benefit continuation	41,238	41,238	—
Accelerated vesting of stock awards(2)	394,450	1,175,250	—
	$1,185,596	$1,966,396	$—
David Szekeres
Severance(1)	$720,000	$720,000	$—
Benefit continuation	41,238	41,238	—
Accelerated vesting of stock awards(2)	412,225	1,332,000	—
Total	$1,173,463	$2,093,238	$—
Lisa Peraza
Severance(1)	$—	$410,604	$—
Benefit continuation	—	41,238	—
Accelerated vesting of stock awards(2)	—	761,255	—
Total	$—	$1,213,097	$—

(1)	The severance amount includes salary and cash bonus payouts, based on the terms of the Named Executive Officer’s executive employment agreement.
(2)

Represents the value of in-the-money unvested stock awards and options that would have accelerated if the applicable event occurred on December 31, 2020 based on the difference between the closing price of our shares of common stock of $21.17 on December 31, 2020 and the exercise price of the respective stock awards and options.

Robert Hoffman

Upon Mr. Hoffman’s retirement from the Company in October 2020, Mr. Hoffman was eligible to receive a lump sum payment of $609,504 which consisted of an amount equal to his annual base salary of $435,360 and an amount equal to his target performance bonus of $174,144. Mr. Hoffman was also eligible for the continuation of benefits for a period of 12 months and 12 months of accelerated stock option vesting. Mr. Hoffman signed a release prior to receiving any retirement benefits.

CEO Pay Ratio

As required by Item 402(u) of Regulation S-K under the Exchange Act, the Company must disclose the ratio of the annual total compensation of the Chief Executive Officer (“CEO”) to that of the median-paid employee (“CEO Pay Ratio”). Annual total compensation consists of base salary, annual cash incentive bonus, grant-date fair value of equity awards and all other compensation earned. For the year ended December 31, 2020:

•	the annual total compensation of the median-paid employee was $363,920; and
•	the annual total compensation of Barry Quart, Pharm.D., our CEO, was $5,346,803.

The CEO Pay Ratio was 14.7:1. The CEO Pay Ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act. We identified the median-paid employee based on the Company’s employee population as of December 31, 2020. To identify the median-paid employee, we calculated the annual compensation of each of the 323 employees who were employed as of December 31, 2020, excluding the CEO, as the sum of: (1) base salary in 2020, which is either the annual salary for salaried employees or the estimated annual salary for hourly employees; (2) target annual cash incentive bonus for 2020; and (3) grant-date fair value of equity awards granted in 2020, computed in accordance with ASC Topic 718. Retirement and other benefits were not included in this calculation. We then selected the employee who was at the median of this population, whose annual total compensation is reflected above to calculate the CEO Pay Ratio.

CEO Pay Ratios for those of our peer companies who have disclosed them as of the Record Date are set forth in the table below. The average CEO Pay Ratio for our peer companies listed below is 29:1.

Peer Company	Reported CEO Pay Ratio
PTC Therapeutics, Inc.	46:1
Esperion Therapeutics, Inc.	39:1
Vericel Corporation	34:1
Agios Pharmaceuticals, Inc.	30:1
Halozyme Therapeutics, Inc.	29:1
Intercept Pharmaceuticals, Inc.	24:1
Coherus BioSciences, Inc.	24:1
Enanta Pharmaceuticals, Inc.	22:1
Insmed Incorporated	21:1
Travere Therapeutics, Inc.	20:1

Director Compensation

Our employee directors do not receive any compensation for their service as members of our Board.

In 2020, the Board engaged Compensia to conduct an assessment of our Board compensation program as compared to the same peer group used for purposes of reviewing our executive compensation program. The annual cash retainer paid to non-employee members of our Board for general service approximates the 50th percentile of our peer companies and the annual equity-based compensation of our Board for general board service is below the 25th percentile of our peer companies. Our Board compensation program differs from many peer companies in that pay for participating on committees of the Board is provided solely through stock option grants instead of cash retainers. The use of stock option grants further enhances our non-employee Board members’ long-term equity stake in the Company. Moreover, because the realization of financial gain from stock option grants is conditioned on the continued increase of the price of the Company’s common stock, the Company believes that stock option grants encourage our directors to engage in behaviors and implement initiatives that lead to long-term value creation that benefits all of the Company’s stockholders. Our average total direct compensation per director, including remunerations for committee service, approximates the 25th percentile.

The Board approved the following compensation for non-employee directors for 2020:

Cash Compensation

Annual Board Cash Retainer (paid in quarterly installments)	$50,000

Equity-Based Compensation (shares underlying awards)

Board Grants	Shares (#)
Initial Option Award(1)	36,000
Initial Stock Award(2)	6,000
Annual Option Award(3)	18,000
Annual Stock Award(4)	3,000

(1)	Options vest and become exercisable monthly over a four-year period from the date of grant.
(2)	Restricted stock units vest quarterly over a four-year period from the date of grant.
(3)	Options vest and become exercisable monthly over a 12-month period from the date of grant.
(4)	Restricted stock units vest quarterly over a 12-month period from the date of grant.

The following table includes compensation for services provided by our non-employee directors for the year ended December 31, 2020:

Directors(1)	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Option Awards(1)(2)	Total
Craig Johnson	$50,000	$58,380	$185,170	$293,550
Christian Waage(3)	$50,000	$58,380	$194,789	$303,169
Kevin Tang(4)	$—	$—	$—	$—
Stephen Davis(3)	$50,000	$58,380	$203,508	$311,888

(1)

The aggregate number of shares subject to outstanding stock options held by each director listed in the table above as of December 31, 2020 was as follows: 224,500 shares for Mr. Johnson, 113,275 shares for Mr. Waage, no shares for Mr. Tang and 61,441 shares for Mr. Davis. In addition, Mr. Johnson, Mr. Waage and Mr. Davis each held 3,000 shares subject to outstanding restricted stock units as of December 31, 2020.

(2)

These columns reflect the aggregate grant date fair value of equity awards granted in 2020 and calculated in accordance with FASB ASC 718. The assumptions used in our Annual Report on Form 10-K for the year ended December 31, 2020. The “Stock Awards” and “Option Awards” columns include the grant date fair value of the awards granted on December 21, 2020 for 2021 board service.

(3)

In addition to the grant date fair value of the annual stock option grants, the amount listed under “Option Awards” includes the grant date fair value of stock options granted during 2020 for partial year service on the Governance and Compensation Committees.

(4)	Mr. Tang resigned from the board in August 2020. He also waived receipt of all annual cash retainers.

Equity-Based Compensation Plan Information

The table below discloses information as of December 31, 2020 with respect to our equity-based compensation plans that have been approved by stockholders and equity-based compensation plans that have not been approved by stockholders.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options or Vesting of Outstanding Restricted Stock Units (a)	Weighted- Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance under Equity-Based Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity-based compensation plans approved by security holders:
Stock option and award plans(1)	18,528,378	$19.58	1,575,955
Employee stock purchase plan(2)	—	—	176,250
Equity-based compensation plans not approved by security holders(3)	986,892	$7.68	—
Total	19,515,270	$18.98	1,752,205

(1)

Includes the Amended and Restated 2007 Equity Incentive Plan. See a description of this plan under Note 9 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2020.

(2)	Includes the 1997 Employee Stock Purchase Plan. See a description of this plan under Note 9 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2020.
(3)

Non-qualified options issued outside of the stockholder approved equity plans are governed in all respects by terms as if granted under the Amended and Restated 2007 Equity Incentive Plan. See description of the stock option plans under Note 9 to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2020.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversaw our accounting and financial reporting processes during the year ended December 31, 2020, as well as the audit of the Company’s financial statements for the year ended December 31, 2020. In addition, the Audit Committee was responsible for evaluating and overseeing the Company’s independent registered public accounting firm.

The Audit Committee evaluates auditor performance, manages relations with the Company’s independent registered public accounting firm and evaluates policies and procedures relating to internal control systems. The Audit Committee operates under a written Audit Committee Charter that has been adopted by the Board, a copy of which is available on the Company’s website at www.herontx.com. The current members of the Audit Committee meet the independence and qualification standards for Audit Committee membership set forth in the listing standards provided by Nasdaq and the SEC.

The members’ functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee serves a board-level oversight role that provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee’s members in business, financial and accounting matters.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s system of internal controls over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2020. This review included a discussion of the quality and the acceptability of the Company’s financial reporting, including the nature and extent of disclosures in the financial statements and the accompanying notes. The Audit Committee also reviewed the progress and results of the testing of the design and effectiveness of its internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee also reviewed with the Company’s independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and applicable Public Company Accounting Oversight Board standards. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accounting firm their independence from management and the Company and any additional matters required by the applicable rules of the Public Company Accounting Oversight Board.

In addition to the matters specified above, the Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope, plans and estimated costs of their audit. The Audit Committee meets with the independent registered public accounting firm periodically, with and without management present, to discuss the results of the independent registered public accounting firm’s examinations, the overall quality of the Company’s financial reporting and the independent registered public accounting firm’s reviews of the quarterly financial statements, and drafts of the quarterly and annual reports.

Based on the reviews, discussions, and written disclosures, referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Craig Johnson, Chairman

Stephen Davis

Christian Waage

Principal Accountant Fees and Services

The following table shows the aggregate fees for services rendered in or provided for 2020 and 2019, as applicable, by OUM & Co. LLP, our independent registered public accounting firm (“OUM”).

	2020	2019
Audit fees(1)	$376,514	$460,194
Audit-related fees(2)	18,000	17,263
Tax fees(3)	70,325	76,735
All other fees	—	—

Total	$464,839	$554,192

(1)

The Audit fees were for professional services rendered in connection with the audit of our annual financial statements and internal control over financial reporting and for the review of the quarterly financial statements. The amounts also include fees for services that are normally provided by the auditor in connection with regulatory filings and engagements for the years identified.

(2)	The Audit-related fees for both 2020 and 2019 include fees for procedures performed during that year in connection with the audit of the Heron Therapeutics, Inc. 401(k) Plan.
(3)	Tax fees consist of fees for tax compliance.

The Audit Committee reviews and pre-approves all audit and non-audit services performed by its independent registered public accounting firm, as well as the fees charged for such services, in accordance with the pre-approval policies and procedures that have been established by the Audit Committee. All fees incurred in the year ended December 31, 2020 for services rendered by OUM were approved by the Audit Committee. In its review of non-audit service fees, the Audit Committee will consider, among other things, the possible impact of the performance of such services on the auditor’s independence.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will vote to elect five director nominees to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. Our Board has unanimously nominated Dr. Quart, Ms. Manhard and Messrs. Davis, Johnson and Waage for election to our Board. The nominees have indicated that they are willing and able to serve as directors. If any of these individuals becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by our Board or the Board may decrease the size of the Board. The proxies being solicited will be voted for no more than five nominees at the Annual Meeting. The directors will be elected by a majority of all votes properly cast at the Annual Meeting, by stockholders present online at the Annual Meeting or by proxy, assuming a quorum is present. Stockholders do not have cumulative voting rights in the election of directors.

The Board of Directors recommends a vote “FOR” each of the director nominees.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the election of Dr. Quart, Ms. Manhard and Messrs. Davis, Johnson and Waage.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected OUM & Co. LLP as our independent registered public accounting firm for the year ending December 31, 2021. At the Annual Meeting, the stockholders will vote to ratify the appointment of OUM & Co. LLP as our independent registered public accounting firm for the year ending December 31, 2021. OUM & Co. LLP has audited our financial statements since 2006. Representatives of OUM & Co. LLP are expected to be present online at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of OUM & Co. LLP as our independent registered public accounting firm is not required by law or our bylaws. However, our Audit Committee is submitting the selection of OUM & Co. LLP to the stockholders for ratification as a matter of good corporate practice. In the event our stockholders fail to ratify the appointment, our Audit Committee will reconsider its selection. Even if the selection is ratified, our Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of OUM & Co. LLP as our independent registered public accounting firm for the year ending December 31, 2021.

PROPOSAL 3 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

At the Annual Meeting, the stockholders will vote, on a non-binding, advisory basis, to approve the Company’s executive compensation in accordance with Section 14A of the Exchange Act (the “say-on-pay” vote). The say-on-pay vote is an advisory vote on the compensation of our Named Executive Officers, as such compensation is disclosed pursuant to Item 402 of Regulation S-K in this Proxy Statement. The say-on-pay vote is not a vote on the Company’s general compensation policies, compensation of the Company’s Board or the Company’s compensation policies as they relate to risk management.

We conducted our first say-on-pay vote at our 2013 Annual Meeting of Stockholders. At that meeting, we also conducted our first say-on-frequency vote with respect to whether future say-on-pay votes would be held every one, two or three years. At our 2019 Annual Meeting of Stockholders, we conducted our second say-on-frequency vote with respect to whether future say-on-pay votes would be held every one, two or three years. At each of the 2013 and 2019 Annual Meetings of Stockholders, a plurality of the votes cast selected one year as the frequency period. Accordingly, we are conducting a say-on-pay vote at the 2021 Annual Meeting of Stockholders and expect that our next say-on-pay vote will occur at the 2022 Annual Meeting of Stockholders.

The compensation paid to our Named Executive Officers is described in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure contained in this Proxy Statement. Pursuant to Section 14A of the Exchange Act, the Board is asking stockholders to cast a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure, in each case as set forth in the Company’s definitive Proxy Statement for the 2021 Annual Meeting of Stockholders, is hereby approved.”

Although this vote is non-binding, the Board values the views of our stockholders and will consider the outcome of the vote when determining future compensation arrangements for our Named Executive Officers.

The Board of Directors recommends a vote “FOR” approval of the compensation paid to our Named Executive Officers for the year ended December 31, 2020.

PROPOSAL 4 — AMENDMENT OF OUR 2007 PLAN

General

At the Annual Meeting, stockholders will vote to approve an amendment to our 2007 Plan to increase the number of shares of common stock authorized for issuance thereunder from 25,800,000 to 27,800,000 and to approve a limit on the compensation payable to our non-employee directors pursuant to the 2007 Plan. Such amendment will require the affirmative vote of a majority of the votes cast at the meeting, provided a quorum is established.

Our 2007 Plan provides long-term incentives to our employees, consultants and directors in order to encourage such award recipients to act in the stockholders’ interest and share in the Company’s future success. Subject to stockholder approval, our Compensation Committee has approved the amendment to the 2007 Plan to increase the number of shares of common stock available for future grant thereunder by 2,000,000 and to impose a limit on the compensation payable to our non-employee directors pursuant to the 2007 Plan.

Reasons for Seeking Stockholder Approval

The Board believes that equity-based compensation is a critical part of the Company’s compensation program. Our 2007 Plan is overseen by the Compensation Committee of the Board as the delegate administrator. Stockholder approval of the 2007 Plan share increase would allow us greater flexibility to continue to attract and retain directors, officers and other key personnel through equity-based compensation. In 2018, 2019 and 2020, the Company granted equity awards totaling 4,052,011, 4,933,480 and 4,659,942 shares of common stock under the 2007 Plan, respectively. The equity award grants in 2018, 2019 and 2020 each include one set of annual grants. The footnotes to the Company’s financial statements in its Annual Report on Form 10-K for each of 2018, 2019 and 2020 set forth detailed information regarding the equity awards granted each year, as well as the total number of outstanding shares with respect to each type of award. As of March 31, 2021, the total number of shares of common stock available for future grants under the 2007 Plan was 1,629,795, and the total number of shares of common stock subject to outstanding awards under the 2007 Plan was 18,377,924. In addition, we granted non-2007 Plan equity award grants to certain executives and employees during 2013 and 2014. As of March 31, 2021, the total number of shares outstanding of non-2007 Plan equity awards was 986,892.

The following table includes information regarding potential dilution from equity awards outstanding under the 2007 Plan and shares of common stock available for future grant under the 2007 Plan as of March 31, 2021, outstanding non-2007 Plan equity awards, as well as the proposed increase in shares of common stock available for future grant under the 2007 Plan:

	Number of Shares	As a percentage of common stock outstanding as of March 31, 2021 (91,407,050 shares)
Total shares of common stock subject to outstanding awards as of March 31, 2021 under the 2007 Plan	18,377,924	20.1%
Total shares of common stock available for future grant as of March 31, 2021 under the 2007 Plan	1,629,795	1.8%
Total shares of common stock subject to outstanding awards as of March 31, 2021 not under the 2007 Plan	986,892	1.1%
Proposed additional shares of common stock available for future grant under the 2007 plan	2,000,000	2.2%

In addition to overall dilution, the Compensation Committee reviewed annual dilution from the Company’s equity incentive plans during 2020 in approving the amendment to the 2007 Plan. The Company measures annual dilution as: (i) the total number of shares of common stock granted as equity awards during the year; less (ii) cancellations and other shares returned to the reserve; divided by (iii) total shares of common stock outstanding at the end of the year. The Company’s annual dilution for 2020 calculated on this basis was 3.7%.

The Company also monitors stockholder dilution by tracking the number of shares common stock subject to equity awards that it grants annually, commonly referred to as “burn rate.” Burn rate shows how rapidly a company is depleting its shares reserved for equity-based compensation awards, and is calculated as: (i) the number of shares of common stock granted as equity awards; divided by (ii) the weighted average number of shares of common stock outstanding during the year. The Company also evaluates and considers factors that may impact the burn rate. Such factors include significant new hires and special one-time retention grants. The Company has calculated the burn rate for the past three years in the following table:

	Equity Awards Granted		Weighted Average Number of Shares of Common Stock Outstanding	Burn Rate
2020	4,659,942	(1)	90,774,085	5.1%
2019	4,933,480		81,779,249	6.0%
2018	4,052,011		73,192,790	5.5%

(1)	Includes 604,241 shares subject to restricted stock units.

The three-year average burn rate (calculated on the basis shown above) is 5.6%.

An additional metric that the Company uses to measure the cumulative impact of its equity program is “overhang.” Overhang is calculated as: (i) the number of shares of common stock granted as equity awards, but not exercised or settled; plus (ii) the number of shares of common stock available to be granted; divided by (iii) the sum of the total number of shares of common stock outstanding at the end of the year; plus (iv) the number of shares of common stock granted as equity awards, but not exercised or settled; plus (v) the number of shares of common stock available for future grant. If the proposed amendment to the 2007 Plan is approved, the Company’s overhang calculated on this basis would increase from 18.8% to 20.2%, and then would be expected to decline as awards are exercised and/or become vested.

The Company estimates that the increased number of shares of common stock available for future grant requested under this proposal would enable the Company to hire additional personnel supporting the commercialization of HTX-011 (if approved by the U.S. FDA) and continue to grant equity awards at historical average annual burn and overhang rates for the next year. In approving the increase, the Compensation Committee has determined that reserving shares of common stock for future grant sufficient for an additional year of new equity awards is appropriate for our industry and consistent with the practices of our peer companies.

If stockholders do not approve this proposal, the Company can continue to make awards under the 2007 Plan, but the Company will have limited shares of common stock available for future grants, which may significantly negatively affect our ability to grow our business by not providing equity-based compensation to attract and retain key employees.

Summary of the 2007 Plan

General. A copy of the 2007 Plan, as amended and restated, is attached to this Proxy Statement as Exhibit A. The following description of the 2007 Plan is a summary and so is qualified by reference to the complete text of the 2007 Plan.

The purpose of the 2007 Plan is to encourage ownership in the Company by key personnel whose long-term employment or other service relationship with the Company is considered essential to the Company’s continued progress and, thereby, encourage recipients to act in the stockholders’ interest and share in the Company’s success. Stock options and stock awards, including restricted stock, restricted stock units, stock appreciation rights and similar types of awards, may be granted under the 2007 Plan. Options granted under the 2007 Plan may be either “incentive stock options,” as defined in Section 422 of the Code, or non-statutory stock options.

Administration. The 2007 Plan may be administered by our Board, a committee of our Board, or an employee or director delegated by our Board or our Board committee in accordance with the terms of the 2007 Plan (as applicable, the “ Administrator ”). Our Board has delegated this authority to our Compensation Committee. The

Administrator has the authority to, among other things, select the employees, consultants and directors to whom awards are granted under the 2007 Plan; determine the number of shares of common stock to be covered by each award; determine the type of award granted to the selected employees, consultants and directors; determine the terms and conditions, not inconsistent with the terms of the 2007 Plan, of any award; and to construe and interpret the terms of the 2007 Plan.

Eligibility. Awards may be granted under the 2007 Plan to employees, including our officers, directors and consultants of the Company or our affiliates. Incentive stock options may be granted only to our employees or employees of our subsidiaries, if any. As of March 31, 2021, 230 individuals were eligible to receive awards under the 2007 Plan, including 222 employees, five named executive officers and three directors. The Administrator, in its discretion, selects the employees, directors and consultants to whom awards may be granted, the time or times at which such awards are granted, and the terms of such awards. However, no individual may be granted equity awards under the 2007 Plan covering more than 50% of the number of shares authorized for issuance under the 2007 Plan (i.e., 12,900,000 shares prior to the adoption of the amendment) in any calendar year, except that in connection with an individual’s commencement of service with us, he or she may be granted awards covering up to an additional 200,000 shares in the year in which such service commences.

Securities Subject to the 2007 Plan. If the amendment is approved, an aggregate of 27,800,000 shares of common stock will be reserved for issuance under the 2007 Plan. As of March 31, 2021, the closing price of our common stock was $16.21 per share. Unissued shares subject to awards that are canceled, expire or are forfeited will be available for re-grant or sale under the 2007 Plan. In addition, if an awardee pays the exercise or purchase price of an award through the tendering or withholding of shares or if award shares are withheld or tendered to satisfy applicable withholding obligations, the number of shares tendered or withheld shall become available for re-issuance under the 2007 Plan. Shares available under the 2007 Plan may be either outstanding shares repurchased by the Company or newly issued shares.

Director Awards. The aggregate dollar value of cash compensation and awards (based on the grant date fair value of such awards) granted under the 2007 Plan or otherwise during any calendar year to any one non-employee director shall not exceed $750,000. However, in any calendar year in which a non-employee director first joins the Board or is designated as Chairman of the Board, the maximum aggregate dollar value of equity-based and cash compensation granted to the non-employee director may be up to two hundred percent (200%) of the foregoing limit.

Terms and Conditions of Options. Each option is evidenced by a stock option agreement between us and the optionee specifying: (i) the number of shares subject to the option; (ii) the type of option; (iii) the exercise price with respect to the shares subject to the option and the means of payment for the shares; (iv) the term of the option; (v) the terms and conditions relating to the vesting and exercisability of the option; (vi) restrictions on transfer of the option or the shares subject to the option and forfeiture provisions; and (vii) such further terms and conditions, in each case not inconsistent with the 2007 Plan, as may be determined from time to time by the Administrator, and is subject to the following additional terms and conditions:

Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option or a non-statutory stock option may not be less than 100% of the fair market value of the common stock on the date the option is granted and the exercise price of an incentive stock option granted to an employee who holds more than 10% of our voting stock may not be less than 110% of the fair market value of the common stock on the date the option is granted. The fair market value of the common stock is generally equal to the closing price for the shares as quoted on the principal exchange or quotation service for our common stock as of the applicable date.

Exercise of Option; Form of Consideration. The Administrator determines when options vest and become exercisable and in its discretion may accelerate the vesting of any outstanding option. Our standard vesting schedule applicable to options granted to employees has been a four-year period from the date of grant or the date of hire, assuming continued employment with us. The means of payment for shares issued upon exercise of an option are specified in each option agreement. The 2007 Plan permits payment to be made by cash, check, wire transfer, other shares of our common stock (with some restrictions), broker assisted same-day sales, a reduction in the amount of any of our liability owed to the awardee (including any liability attributable to the awardee’s participation in any of our deferred compensation programs or arrangements), any other form of consideration permitted by applicable law (which may include a “net exercise” program) and the Administrator, or any combination thereof.

Term of Option. The term of an option may be no more than ten years from the date of grant, although the term of an incentive stock option granted to an employee who holds more than 10% of our voting stock may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.

Terms and Conditions of Stock Awards. Stock awards may be restricted or unrestricted stock grants, restricted stock units, stock appreciation rights or other similar stock awards. Each stock award agreement contains provisions regarding (i) the number of shares subject to the stock award, (ii) the purchase price of the shares, if any, and the means of payment for the shares, (iii) the performance criteria, if any, and level of achievement versus these criteria that will determine the number of shares granted, issued, retainable and vested, as applicable, (iv) such terms and conditions on the grant, issuance, vesting and forfeiture of the shares, as applicable, as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the stock award or the shares, and (vi) such further terms and conditions, in each case not inconsistent with the 2007 Plan, as may be determined from time to time by the Administrator.

Performance Criteria. The grant, issuance, retention, settlement and/or vesting of each stock award or the shares subject thereto may be subject to such performance criteria and the level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the awardee.

The 2007 Plan provides that the Administrator may grant awards that vest or become exercisable upon the attainment of performance targets which are related to one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, affiliate or business segment (which may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group): (i) cash flow; (ii) earnings (including gross margin; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before taxes; and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholders’ equity; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue or growth in revenue; (xii) income or net income; (xiii) operating income or net operating income, in aggregate or per share; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation (including individual performance objectives that relate to achievement of the Company’s or any business unit’s strategic plan); (xxiii) improvement in workforce diversity; (xxiv) growth of revenue, operating income or net income; (xxv) efficiency ratio; (xxvi) ratio of nonperforming assets to total assets; and (xxvii) any other similar criteria. The Compensation Committee of the Board (or another committee of directors appointed by the Board) (the “Committee”) may appropriately adjust any evaluation of performance under the criteria specified above to exclude any of the following events that occurs during a performance period: asset write-downs, litigation or claim judgments or settlements, the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, accruals for reorganization and restructuring programs, any gains or losses classified as extraordinary or as discontinued operations in the Company’s financial statements, and merger, acquisitions or divestitures.

Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale. Subject to any required action by the stockholders of the Company, in the event of any stock split, reverse stock split, stock dividend, combination, reclassification of our common stock, payment of a dividend or distribution in a form other than stock (excepting normal cash dividends) that has a material effect on the fair market value of our common stock or any other increase or decrease in the number of issued shares of our common stock effected without receipt of our consideration, proportionate adjustments shall be made to: (i) the number of shares of our common stock covered by each outstanding award under the 2007 Plan; (ii) the number of shares of our common stock which have been authorized for issuance under the 2007 Plan but as to which no awards have yet been granted or which have been returned to the 2007 Plan upon cancellation, forfeiture or expiration of an award; (iii) the aggregate and individual share limitations set forth in the 2007 Plan; and (iv) the price per share of our common stock covered by each such outstanding award under the 2007 Plan.

In the event of certain mergers with or into another corporation, sales of substantially all of our assets, direct or indirect sales or exchanges of more than 50% of our voting stock, liquidations and/or other transactions set forth in an award agreement, our Board or the Committee, may, in its discretion: (i) provide for the assumption or substitution of, or adjustment (including to the number and type of shares and exercise or purchase price applicable) to, each outstanding award; (ii) accelerate the vesting of options and terminate any restrictions on stock awards; and/or (iii) provide for termination of awards as a result of the transaction on such terms and conditions as it deems appropriate, including providing for the cancellation of awards for a cash or other payment to the awardee.

Term of the 2007 Plan and Amendment and Termination of the 2007 Plan. The 2007 Plan shall continue in effect until June 18, 2029 or, if stockholders approve this amendment of the 2007 Plan, ten years following such approval, unless terminated earlier. The Administrator may amend, alter or discontinue the 2007 Plan or any award agreement at any time. However, we will obtain stockholder approval for any amendment to the 2007 Plan if stockholder approval is necessary or desirable to comply with any applicable law or exchange listing requirements. In addition, we will obtain stockholder approval of any of the following: (i) a material increase in the number of shares available for issuance under the 2007 Plan (other than an adjustment on a stock split or other corporate transaction); (ii) a change of the class of persons eligible to receive awards under the 2007 Plan; (iii) a reduction in the minimum exercise prices at which options may be granted; or (iv) any amendment of outstanding options or stock appreciation rights that effects a repricing of such awards. Generally, no amendment of the 2007 Plan shall impair the rights of an outstanding award without the consent of the awardee.

Awards under the 2007 Plan. The following table sets forth the options and restricted stock units issued under the 2007 Plan that were granted during 2020 to the following persons or groups: (i) each of our Named Executive Officers; (ii) our current executive officers as a group; (iii) all current directors who are not executive officers as a group; and (iv) all employees who are not executive officers.

Name	Position	Number of Shares Underlying Awards
Barry Quart, Pharm.D.	Chief Executive Officer	408,333
John Poyhonen	President and Chief Commercial Officer	190,000
Kimberly Manhard	Executive Vice President, Drug Development	140,000
David Szekeres	Executive Vice President, Chief Operating Officer	176,000
Lisa Peraza	Vice President, Chief Accounting Officer	111,833

Former Executive Officer:
Robert Hoffman		—
All current executive officers as a group		1,026,166
All directors who are not employees		66,341
All employees, other than executive officers, as a group		3,567,435

New Plan Benefits. The amount, if any, of equity-based compensation that may be awarded to officers, directors, employees and consultants following stockholder approval of this proposal is determined from time to time by our Board, as applicable, and is not presently determinable.

Federal Income Tax Consequences. The following is a general summary of the federal income tax consequences of the issuance and exercise of options or other awards under the 2007 Plan. This summary includes general tax principles that apply only to employees who are citizens or residents of the United States and is provided only for general information purposes. The following discussion does not address the tax consequences of Awards that may be subject to and do not comply with the rules and guidance issued pursuant to Section 409A of the Code.

The following discussion does not purport to be complete, and does not cover, among other things, state and local tax treatment of participants in the 2007 Plan. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant in light of personal investment circumstances. This summarized tax information is not tax advice and participants should consult their personal tax advisors concerning federal, state, local and foreign income tax consequences associated with their participation in the 2007 Plan.

Options. The grant of an incentive stock option has no federal income tax effect on the optionee. Upon exercise the optionee does not recognize income for “regular” tax purposes. However, the excess of the fair market value of the stock subject to an option over the exercise price of such option (the “option spread”) is includible in the optionee’s “alternative minimum taxable income” for purposes of the alternative minimum tax. If the optionee does not dispose of the stock acquired upon exercise of an incentive stock option until more than two years after the option grant date and more than one year after exercise of the option, any gain (or loss) upon sale of the shares will be a long-term capital gain (or loss). If shares are sold or otherwise disposed of before these periods have expired (a “disqualifying disposition”), the option spread at the time of exercise of the option (but not more than the amount of the gain on the sale or other disposition) is ordinary income in the year of such sale or other disposition. If gain on a disqualifying disposition exceeds the amount treated as ordinary income, the excess is taxable as capital gain (which will be long-term capital gain if the shares have been held more than one year after the date of exercise of the option). We are not entitled to a federal income tax deduction in connection with incentive stock options, except to the extent that the optionee has taxable ordinary income on a disqualifying disposition.

The grant of a non-statutory option having an exercise price equal to at least the grant date fair market value of our common stock has no federal income tax effect on the optionee. Upon the exercise of a non-statutory option, the optionee has taxable ordinary income (and we are entitled to a corresponding deduction) equal to the option spread on the date of exercise. Upon the disposition of stock acquired upon exercise of a non-statutory stock option, the optionee recognizes either long-term or short-term capital gain or loss, depending on how long the stock was held, on any difference between the sale price and the exercise price, to the extent not recognized as taxable income on the date of exercise. We may allow non-statutory stock options to be transferred subject to conditions and restrictions imposed by the Administrator; special tax rules may apply on such a transfer. In the case of both incentive stock options and non-statutory stock options, special federal income tax rules apply if our common stock is used to pay all or part of the option price, and different rules than those described above will apply if unvested shares are purchased on exercise of the option.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss, which will be either long-term or short-term capital gain or loss, depending on how long the stock was held. We are entitled to a deduction in the same amount as and at the time the employee recognizes ordinary income.

Restricted Stock Awards. Shares issued under a restricted stock award are subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent, among other restrictions, the shares will be forfeited in the event that the participant ceases to provide services to us and are not transferable. As a result of this substantial risk of forfeiture, the participant will not recognize ordinary income at the time the award shares are issued. Instead, the participant will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture.

The participant may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., not later than thirty days after the share issuance date) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of such issuance, and the capital gain holding period commences on such date. The ordinary income recognized by a participant will be subject to tax withholding by us. We are entitled to a deduction in the same amount as and at the time the participant recognizes ordinary income.

Restricted Stock Unit Awards. A participant will generally not recognize taxable income at the time of the grant of a restricted stock unit award. When an award is paid (assuming the award is settled at the time that the award vests), the participant will recognize ordinary income. In the event of an award that is settled in shares of our common stock at a time following the vesting date, income tax may be deferred beyond vesting and until shares are actually delivered to the participant if deferred in compliance with the timing of distributions and other requirements under Section 409A of the Code. We are entitled to a deduction in the same amount as and at the time the participant recognizes ordinary income.

Section 409A covers most programs that defer the receipt of compensation to a succeeding year. It provides rules for elections to defer, if any, and for timing of payouts. There are significant penalties placed on the participant for failure to comply with Section 409A.

Section 409A does not apply to incentive stock options, non-statutory stock options that have an exercise price that is at least equal to the grant date fair market value and meet certain other requirements, restricted stock and restricted stock unit type awards provided there is no deferral of income beyond the vesting date. Section 409A also does not cover stock appreciation rights if the exercise price is not less than the fair market value of the underlying stock on the date of grant, the rights are settled in such stock and no features defer the recognition of income beyond the exercise date.

Tax Effect for the Company. Generally, we will be entitled to a tax deduction in connection with an award under the 2007 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, upon the exercise of a non-statutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to certain of our other most highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. For 2017 and prior years, Section 162(m) included an exception from the deductibility limitation for qualified “performance-based compensation.” This exception, however, was repealed by the Tax Cuts and Jobs Act of 2017 for tax years beginning in 2018. As such, compensation paid to our Chief Executive Officer and to certain of our other most highly compensated executive officers in excess of $1,000,000 will not be deductible unless it qualifies for certain transition relief applicable for compensation paid pursuant to a written binding contract that was in effect as of November 2, 2017. The Compensation Committee believes that stockholder interests are best served by not restricting the Compensation Committee’s discretion and flexibility in structuring compensation programs, even if such compensation results in non-deductible expenses under applicable law.

Vote Required and Board Recommendation

The affirmative vote of a majority of the votes cast will be required to approve this amendment to the 2007 Plan. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board of Directors recommends a vote “FOR” the amendment to our 2007 Plan to increase the number of shares of common stock authorized for issuance thereunder from 25,800,000 to 27,800,000.

PROPOSAL 5 — AMENDMENT OF ESPP

General

At the Annual Meeting, stockholders will vote to approve an amendment to our ESPP to increase the number of shares of common stock authorized for issuance thereunder from 775,000 to 975,000. Such amendment will require the affirmative vote of a majority of the votes cast at the meeting, provided a quorum is established.

The ESPP permits the Company’s employees to purchase our common stock at a discounted price. This plan is designed to encourage and assist employees of the Company to acquire an equity interest in the Company through the purchase of shares of our common stock. Subject to stockholder approval, our Compensation Committee has approved the amendment to the ESPP to increase the shares of common stock available for issuance thereunder by 200,000.

Reasons for Seeking Stockholder Approval

The Board believes that equity-based compensation is a critical part of the Company’s compensation program. Our Compensation Committee acts as administrator for our ESPP pursuant to authority delegated by the Board. Stockholder approval of the amendment to the ESPP would allow us to continue to offer shares under the ESPP as a means of allowing employees to invest a portion of their cash compensation in our common stock, which fosters ownership and encourages employees to focus on long-term growth in value. In 2018, 2019 and 2020, the Company issued a total of 71,499, 125,727 and 193,841 shares of common stock under the ESPP, respectively. As of March 31, 2021, 598,750 shares of common stock have been issued under the ESPP and 176,250 shares of common remained available for future issuance; if this proposal is approved, the ESPP would have 376,250 shares available for future issuance.

The proposed additional 200,000 shares of common stock available for future issuance under the ESPP represents potential dilution of 0.2% as of December 31, 2020 (potential dilution for this purpose is determined by dividing the 200,000 additional shares by the total number of shares of the Company’s common stock outstanding as of December 31, 2020). The dilution attributable to the ESPP for 2020 was 0.2% (which was determined by dividing the number of shares issued under the ESPP during 2020 by the total number of shares of the Company’s common stock outstanding as of December 31, 2020). The Compensation Committee believes that this is a reasonable amount of potential dilution and appropriate for our industry and the practices of our peer companies.

If stockholders do not approve this proposal, the Company will have 176,250 shares available for issuance under the ESPP. Given the significant increase in number of employees eligible to participate in the ESPP, this could limit the Company’s ability to offer this type of equity-based compensation plan to its employees in the future.

Summary of the ESPP

General. A copy of the ESPP, as amended and restated, is attached to this Proxy Statement as Exhibit B. The following description of the ESPP is a summary and so is qualified by reference to the complete text of the ESPP.

Eligibility. All employees, including executive officers, customarily employed more than 20 hours per week and more than five months per year by the Company or any designated subsidiary are eligible to participate in the ESPP as of the first semi-annual enrollment date following commencement of employment, unless the employee directly or indirectly (including through ownership of options) owns 5% or more of the combined voting power of the Company. As of March 31, 2021, the Company had 220 employees eligible to participate in the ESPP, compared to 225 eligible employees in the prior year. Participation in the ESPP terminates immediately when a participant ceases to be employed for any reason or otherwise becomes ineligible to participate. Participants may elect to make contributions to the ESPP up to a maximum of 10% of earnings. On the last trading date of April and October, the Company applies the funds then in each participant’s account to the purchase of shares common stock. The cost of each share of common stock purchased is 85% of the lower of the closing prices for common stock on: (i) the first trading day in the enrollment period in which the purchase is made; and (ii) the purchase date. The length of the offering period set by the ESPP may not exceed a maximum of 24 months, and is presently set at six months by our Board. Enrollment dates are the first business day of May and November. The Board may limit the maximum number of shares that may be purchased by a participant during any enrollment period and may limit the length of the enrollment periods. No participant’s right to acquire shares may accrue at a rate exceeding $25,000 of the fair market value of our common stock in any calendar year. Shares of common stock available under the ESPP may be either outstanding shares repurchased by the Company or newly issued shares.

Administration. Our Compensation Committee acts as administrator of the ESPP and may amend or terminate the ESPP at any time and may provide for an adjustment in the purchase price and the number and kind of securities available under the plan in the event of a reorganization, recapitalization, stock split, or other certain similar events. However, amendments that would increase the number of shares reserved for purchase, would otherwise require stockholder approval in order to comply with Section 423 of the Code, other applicable laws, regulations or rules or with respect to which the Compensation Committee otherwise concludes that stockholder approval is advisable, require stockholder approval.

Awards under the ESPP. The following table shows the “dollar value” and number of shares of common stock applicable to the named individuals and groups under the ESPP during 2020, purchased on the April 30, 2020 and October 31, 2020 purchase dates under the ESPP at a purchase price of $12.12 and $11.65 per share of common stock, respectively, which represents 85% of the lower of the closing price on the first trading day of the offering period or the purchase date. Our non-employee directors are not eligible to participate in the ESPP. The “dollar value” is calculated as: (i) the number of shares of common stock purchased under the ESPP on the April 30, 2020 and October 31, 2020 purchase dates; multiplied by (ii) the difference between the fair market value of a share of common stock and the participant’s purchase price per share of common stock.

Name and Position	Dollar Value	Number of Shares
Barry Quart, Pharm.D., Chief Executive Officer	$2,477	1,158
John Poyhonen, President and Chief Commercial Officer	2,966	637
Kimberly Manhard, Executive Vice President, Drug Development	2,477	1,158
David Szekeres, Executive Vice President, Chief Operating Officer	2,477	1,158
Lisa Peraza, Vice President, Chief Accounting Officer	3,232	1,511
Robert Hoffman, Former Chief Financial Officer and Senior Vice President, Finance	—	—
Non-Executive Officer Employee Group	576,021	188,219

New Plan Benefits. Because purchase rights are subject to discretion, including an employee’s decision not to participate in the ESPP, awards under the ESPP for the current fiscal year are not determinable. No purchase rights have been granted with respect to the additional 200,000 shares for which approval is requested.

Federal Income Tax Consequences. The following general description of federal income tax consequences is based upon current statutes, regulations and interpretations thereof. Because the applicable rules are complex and because income tax consequences may vary depending upon the individual circumstances of each participant, participants should consult their personal tax advisors concerning federal, state, local and foreign income tax consequences associated with their participation in the ESPP.

In general, participants will not have taxable income or loss under the ESPP until they sell or otherwise dispose of shares acquired under the plan (or die holding such shares). If the shares are held, as of the date of sale or disposition, for longer than both: (i) two years after the beginning of the enrollment period during which the shares were purchased; and (ii) one year following purchase, a participant will have taxable ordinary income equal to 15% of the fair market value of the shares on the first day of the enrollment period (but not in excess of the fair market value of the shares at the time of sale over the purchase price). Any additional gain (or loss) from the sale will be long-term capital gain (or loss). The Company is not entitled to an income tax deduction if the holding periods are satisfied.

If the shares are sold or disposed of before the expiration of either of the foregoing holding periods (a “disqualifying disposition”), a participant will have taxable ordinary income equal to the excess of the fair market value of the shares on the purchase date over the purchase price. In addition, the participant will have a taxable capital gain (or loss) measured by the difference between the sale price and the participant’s purchase price which gain (or loss) will be long-term if the shares have been held as of the date of sale for more than one year. The Company is entitled to an income tax deduction equal to the amount of ordinary income recognized by a participant in a disqualifying disposition.

Vote Required and Board Recommendation

The affirmative vote of a majority of the votes cast will be required to approve this amendment to the ESPP. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board of Directors recommends a vote “FOR” the amendment to our ESPP to increase the number of shares of common stock authorized for issuance thereunder from 775,000 to 975,000.

OTHER MATTERS

As of the time of preparation of this Proxy Statement, neither our Board nor management intends to bring before the Annual Meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other business should properly come before the Annual Meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment and in their discretion.

Annual Report on Form 10-K

Our Annual Report on Form 10-K for the year ended December 31, 2020, containing audited consolidated balance sheets as of December 31, 2020 and 2019 and audited consolidated statements of operations and comprehensive loss, stockholders’ equity (deficit) and cash flows for each of the three years in the period ended December 31, 2020, is being distributed along with this Proxy Statement. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2020 are available to you at no charge electronically at http://www.proxyvote.com. Additional copies of the Annual Report on Form 10-K for the year ended December 31, 2020 are available at no charge on written request. To obtain additional copies of the Annual Report on Form 10-K for the year ended December 31, 2020, please contact us 4242 Campus Point Court, Suite 200, San Diego, CA 92121, Attention: David Szekeres, Executive Vice President, Chief Operating Officer.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ David Szekeres
David Szekeres Executive Vice President, Chief Operating Officer
San Diego, California
April 22, 2021

EXHIBIT A

HERON THERAPEUTICS, INC.

AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

1. Purposes of the Plan.

The purpose of this Plan is to encourage ownership in Heron Therapeutics, Inc., a Delaware corporation (the “Company”), by key personnel whose long-term employment or other service relationship with the Company is considered essential to the Company’s continued progress and, thereby, encourage recipients to act in the stockholders’ interest and share in the Company’s success.

2. Definitions.

As used herein, the following definitions shall apply:

(a) “Administrator” means the Board, any Committees or such delegates as shall be administering the Plan in accordance with Section 4 of the Plan.

(b) “Affiliate” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator.

(c) “Applicable Laws” means the requirements relating to the administration of stock option and stock award plans under U.S. federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

(d) “Award” means a Stock Award or Option granted in accordance with the terms of the Plan.

(e) “Awardee” means an Employee, Consultant or Director of the Company or any Affiliate who has been granted an Award under the Plan.

(f) “Award Agreement” means a Stock Award Agreement and/or Option Agreement, which may be in written or electronic format, in such form and with such terms and conditions as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Company or Affiliate documents or records; (ii) the Participant’s material failure to abide by a Company’s or Affiliate’s code of conduct or other policies (including without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company or an Affiliate (including, without limitation, the Participant’s improper use or disclosure of confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on the Company or an Affiliate’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Company or an Affiliate (including, without limitation, habitual absence from work for reasons other than illness), and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and the Company or an Affiliate, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with the Company or an Affiliate.

(i) “Change in Control” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement, the occurrence of any of the following:

i. an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or such surviving entity immediately outstanding after the Transaction, or, in the case of an Ownership Change Event described in Section 2(bb)(iii), the entity to which the assets of the Company were transferred (the “Transferee” ), as the case may be; or

ii. the liquidation or dissolution of the Company.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Board shall have the right to determine whether multiple sales or exchanges of the voting securities in the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive. The Board may also, but need not, specify that other transactions or events constitute a Change in Control.

(j) “Code” means the United States Internal Revenue Code of 1986, as amended.

(k) “Committee” means the compensation committee of the Board or a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(l) “Common Stock” means the common stock of the Company.

(m) “Company” means Heron Therapeutics, Inc., a Delaware corporation, or its successor.

(n) “Consultant” means any person (including an advisor or an employee of an entity) that is engaged by the Company or any Parent, Subsidiary or Affiliate, to render services and is compensated for such services.

(o) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service;  provided, however , if the Company for which a Participant is rendering services ceases to qualify as an “Affiliate,” as determined by the Board in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Company ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of: (i) any leave of absence approved by the Board or the chief executive officer of the Company, including sick leave, military leave or any other personal leave; or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(p) “Conversion Award” has the meaning set forth in Section 4(b)(xii) of the Plan.

(q) “Director” means a member of the Board.

(r) “Effective Date” means the date of approval of the Plan by the stockholders of the Company in the manner and to the extent required by Applicable Laws.

(s) “Employee” means a regular, active employee of the Company or any Affiliate, including an Officer and/or Inside Director. Within the limitations of Applicable Law, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual’s status as an Employee in the case of (i) any individual who is classified by the Company or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise, (ii) any leave of absence approved by the Company or an Affiliate, (iii) any transfer between locations of employment with the Company or an Affiliate or between the Company and any Affiliate or between any Affiliates, (iv) any change in the Awardee’s status from an Employee to a Consultant or Director, and (v) at the request of the Company or an Affiliate an Employee becomes employed by any partnership, joint venture or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Fair Market Value” means, as of any date, the value of a share of Common Stock or other property as determined by the Administrator, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

i. If, on such date, the Common Stock is listed on a national or regional securities exchange or market system, including without limitation the Nasdaq Stock Market, the Fair Market Value of a share of Common Stock shall be the closing price on such date of a share of Common Stock (or the mean of the closing bid and asked prices of a share of Common Stock if the stock is so quoted instead) as quoted on such exchange or market system constituting the primary market for the Common Stock, as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If the relevant date does not fall on a day on which the Common Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Common Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Administrator, in its discretion.

ii. If, on such date, the Common Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Common Stock shall be as determined by the Administrator in good faith using a reasonable application of a reasonable valuation method without regard to any restriction other than a restriction which, by its terms, will never lapse.

(v) “Grant Date” means, for all purposes, the date on which the Administrator approves the determination of grant of an Award, or such other date as is determined by the Administrator, provided that in the case of any Incentive Stock Option, the grant date shall be the later of the date on which the Administrator makes the determination granting such Incentive Stock Option or the date of commencement of the Awardee’s employment relationship with the Company.

(w) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(x) “Inside Director” means a Director who is an Employee.

(y) “Nasdaq” means the Nasdaq Stock Market or its successor.

(z) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb) “Option” means a right granted under Section 8 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Option (the “Option Agreement”). Both Options intended to qualify as Incentive Stock Options and Nonstatutory Stock Options may be granted under the Plan.

(cc) “Outside Director” means a Director who is not an Employee.

(dd) “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company.

(ee) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

(ff) “Participant” means the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

(gg) “Performance Criteria” shall have the meaning set forth in Section 13(b) of the Plan.

(hh) “Plan” means this Heron Therapeutics, Inc. 2007 Equity Incentive Plan.

(ii) “Restricted Stock Unit” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share (or a fraction or multiple of such value), payable in cash, property or Shares. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

(jj) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(kk) “Stock Appreciation Right” means a right to receive cash and/or shares of Common Stock based on a change in the Fair Market Value of a specific number of shares of Common Stock between the grant date and the exercise date granted under Section 12.

(ll) “Stock Award” means an award or issuance of Shares, Restricted Stock Units, Stock Appreciation Rights or other similar awards made under Section 12 of the Plan, the grant, issuance, retention, vesting, settlement, and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).

(mm) “Subsidiary” means any company (other than the Company) in an unbroken chain of companies beginning with the Company, provided each company in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

(nn) “Termination of Continuous Service” shall mean ceasing to be in Continuous Service as an Employee, Consultant or Director, as determined in the sole discretion of the Administrator. However, for Incentive Stock Option purposes, Termination of Continuous Service will occur when the Awardee ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its Subsidiaries. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Termination of Continuous Service.

(oo) “Total and Permanent Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.

3. Stock Subject to the Plan.

(a) Aggregate Limits. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be sold or issued under the Plan is 27,800,000 shares of Common Stock. Shares subject to Awards granted under the Plan that are cancelled, expire or are forfeited shall be available for re-grant under the Plan. If an Awardee pays the exercise or purchase price of an Award granted under the Plan through the tender or withholding of Shares, or if Shares are tendered or withheld to satisfy any Company withholding obligations, the number of Shares so tendered or withheld shall become available for re-issuance thereafter under the Plan. The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

(b) Individual Award Limits. Subject to the provisions of Section 14 of the Plan, the aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Awardee shall not exceed 50% of the maximum aggregate number of shares that are authorized for issuance pursuant to Section 3(a) of the Plan, except that in connection with his or her first commencing service with the Company or an Affiliate, an Awardee may be granted Awards covering up to an additional 200,000 Shares during the year in which such service commences.

(c) Director Awards. The aggregate dollar value of cash compensation and Awards (based on the grant date fair value of such Awards) granted under the Plan or otherwise during any calendar year to any one Outside Director shall not exceed $750,000; provided, however, that in any calendar year in which an Outside Director first joins the Board or is designated as Chairman of the Board, the maximum aggregate dollar value of equity-based and cash compensation granted to the Outside Director may be up to two hundred percent (200%) of the foregoing limit.

4. Administration of the Plan.

(a) Procedure.

i. Multiple Administrative Bodies. The Plan shall be administered by the Board, a Committee and/or their delegates.

ii. Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), Awards to Officers and Directors shall be made by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Rule 16b-3.

iii. Other Administration. The Board or a Committee may delegate to an authorized officer or officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not (A) subject to Section 16 of the Exchange Act or (B) any other executive officer.

iv. Delegation of Authority for the Day-to-Day Administration of the Plan. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

v. Nasdaq. To the extent that the Common Stock is then listed on Nasdaq, the Plan will be administered in a manner that complies with any applicable Nasdaq or stock exchange listing requirements.

(b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:

i. to select the Employees, Consultants and Directors of the Company or its Affiliates to whom Awards are to be granted hereunder;

ii. to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

iii. to determine the type of Award to be granted to the selected Employees, Consultants and Directors;

iv. to approve forms of Award Agreements for use under the Plan;

v. to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise and/or purchase price (if applicable), the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting and/or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

vi. to correct administrative errors;

vii. to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;

viii. to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

ix. to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

x. to modify or amend each Award, including, but not limited to, the acceleration of vesting and/or exercisability, provided, however, that any such amendment is subject to Section 15 of the Plan and except as set forth in that Section, may not impair any outstanding Award unless agreed to in writing by the Participant;

xi. to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or vesting of a Stock Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

xii. to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights or other stock awards held by service providers of an entity acquired by the Company (the “Conversion Awards”). Any conversion or substitution shall be effective as of the close of the merger, acquisition or other transaction. The Conversion Awards may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity; provided, however, that with respect to the conversion of stock appreciation rights in the acquired entity, the Conversion Awards shall be Nonstatutory Stock Options. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan;

xiii. to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

xiv. to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy or under any other Company policy relating to Company stock and stock ownership and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

xv. to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award;

xvi. to cause all outstanding Awards held by an Awardee to terminate immediately in their entirety (including as to vested Options) upon first notification to the Awardee of the Awardee’s Termination of Continuous Service for Cause. If an Awardee’s Continuous Service with the Company is suspended pending an investigation of whether the Awardee shall be terminated for Cause, the Administrator has the authority to cause all the Awardee’s rights under all outstanding Awards to be suspended during the investigation period in which event the Awardee shall have no right to exercise any outstanding Awards;

xvii. to determine whether and to what extent the vesting of Awards shall be tolled during any unpaid leave of absence. In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon an Awardee’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Awardee continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave; AND

xviii. to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants and on all other persons. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

5. Eligibility.

Awards may be granted to Employees, Consultants and Directors of the Company or any of its Affiliates; provided that Incentive Stock Options may be granted only to Employees of the Company or of a Subsidiary of the Company.

6. Term of Plan.

The Plan shall become effective on the Effective Date. It shall continue in effect for a term of ten (10) years from the later of the Effective Date or the date any amendment to add shares to the Plan is approved by stockholders of the Company unless terminated earlier under Section 15 of the Plan.

7. Term of Award.

The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Option, the term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement; provided that an Incentive Stock Option granted to an Employee who on the Grant Date owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary shall have a term of no more than five (5) years from the Grant Date.

8. Options.

The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the Awardee or within the control of others.

(a) Option Agreement. Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the exercise price of the Shares and the means of payment for the Shares, (iv) the term of the Option, (v) such terms and conditions on the vesting and/or exercisability of an Option as may be determined from time to time by the Administrator, (vi) restrictions on the transfer of the Option or the Shares issued upon exercise of the Option and forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(b) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

i. In the case of an Incentive Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date; provided however, that in the case of an Incentive Stock Option granted to an Employee who on the Grant Date owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the Grant Date.

ii. In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date.

iii. Notwithstanding the foregoing, at the Administrator’s discretion, Conversion Awards may be granted in substitution and/or conversion of options of an acquired entity, with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of such substitution and/or conversion.

(c) Vesting Period and Exercise Dates. Options granted under this Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Administrator, or to grant fully vested Options. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option.

(d) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. Acceptable forms of consideration may include:

i. cash;

ii. check or wire transfer (denominated in U.S. Dollars);

iii. subject to the Company’s discretion to refuse for any reason and at any time to accept such consideration and subject to any conditions or limitations established by the Administrator, other Shares held by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

iv. consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator;

v. cashless “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate exercise price; provided that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the exercise price not satisfied by such reduction in the number of whole Shares to be issued;

vi. such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

vii. any combination of the foregoing methods of payment.

(e) No Option (or Stock Appreciation Right) Repricings. Other than in connection with a change in the Company’s capitalization (as described in Section 14(a) of the Plan), a Repricing (as defined below) is prohibited without approval by the stockholders of the Company.

“Repricing” means any of the following or any other action that has the same purpose and effect: (a) lowering the exercise price of an outstanding Option or Stock Appreciation Right granted under this Plan after it is granted; (b) any other action affecting an outstanding Option or Stock Appreciation Right granted under this Plan that is treated as a repricing under United States generally accepted accounting principles; (c) canceling an outstanding Option or Stock Appreciation Right granted under this Plan at a time when its exercise or purchase price exceeds the then fair market value of the stock underlying such outstanding Option or Stock Appreciation Right, in exchange for another Option or Stock Appreciation Right or a cash payment, unless the cancellation and exchange occurs in connection with a merger, consolidation, sale of substantially all the Company’s assets, acquisition, spin-off, spin-out, or other similar corporate transaction.

9. Effect of Termination of Continuous Service on Awards

(a) Generally. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Continuous Service other than as a result of circumstances described in Sections 9(b), (c), (d) and (e) below, all outstanding Awards granted to such Awardee that were vested and exercisable as of the date of the Awardee’s Termination of Continuous Service may be exercised by the Awardee until the earlier of (A) three (3) months following Awardee’s Termination of Continuous Service or (B) the expiration of the term of such Award; provided, however, that the Administrator may in the Award Agreement specify a period of time (but not beyond the expiration date of the Award) following Termination of Continuous Service during which the Awardee may exercise the Award as to Shares that were vested and exercisable as of the date of Termination of Continuous Service. To the extent such a period following Termination of Continuous Service is specified, the Award shall automatically terminate at the end of such period to the extent the Awardee has not exercised it within such period.

(b) Disability of Awardee. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Continuous Service as a result of the Awardee’s disability, including Total and Permanent Disability, all outstanding Awards granted to such Awardee that were vested and exercisable as of the date of the Awardee’s Termination of Continuous Service may be exercised by the Awardee until the earlier of (A) twelve (12) months following Awardee’s Termination of Continuous Service as a result of Awardee’s disability, including Total and Permanent Disability or (B) the expiration of the term of such Award. If the Participant does not exercise such Award within the time specified, the Award (to the extent not exercised) shall automatically terminate.

(c) Death of Awardee. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Continuous Service as a result of the Awardee’s death, all outstanding Awards granted to such Awardee that were vested and exercisable as of the date of the Awardee’s death may be exercised until the earlier of (A) twelve (12) months following the Awardee’s death or (B) the expiration of the term of such Award. If an Award is held by the Awardee when he or she dies, such Award may be exercised, to the extent the Award is vested and exercisable, by the beneficiary designated by the Awardee (as provided in Section 16 of the Plan), the executor or administrator of the Awardee’s estate or, if none, by the person(s) entitled to exercise the Award under the Awardee’s will or the laws of descent or distribution; provided that the Company need not accept exercise of an Award by such beneficiary, executor or administrator unless the Company has satisfactory evidence of such person’s authority to act as such. If the Award is not so exercised within the time specified, such Award (to the extent not exercised) shall automatically terminate. The Awardee’s service shall be deemed to have terminated on account of death if the Awardee dies within three (3) months (or such longer period as determined by the Administrator, in its discretion) after the Awardee’s Termination of Continuous Service.

(d) Termination for Cause. The Administrator has the authority to cause all outstanding Awards held by an Awardee to terminate immediately in their entirety (including as to vested Awards) upon first notification to the Awardee of the Awardee’s Termination of Continuous Service for Cause in accordance with Section 4(b)(xvi) above.

(e) Other Terminations of Continuous Service. The Administrator may provide in the applicable Award Agreement for different treatment of Awards upon Termination of Continuous Service of the Awardee than that specified above.

(f) Extension of Exercise Period. The Administrator shall have full power and authority to extend the period of time for which an Award is to remain exercisable following an Awardee’s Termination of Continuous Service from the periods set forth in Sections 9(a), (b), (c), (d) and (e) above or in the Award Agreement to such greater time as the Administrator shall deem appropriate, provided that in no event shall such Award be exercisable later than the date of expiration of the term of such Award as set forth in the Award Agreement.

(g) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than a termination for Cause, if a sale within the applicable time periods set forth in Section 9(a), (b), (c) and (e) above or in the Award Agreement is prevented by Section 18 below, the Award shall remain exercisable until thirty (30) days after the date the Awardee is notified by the Company that the Award is exercisable, but in any event no later than the Award expiration date.

(h) Extension if Subject to Section 16(b). Notwithstanding the foregoing, other than a termination for Cause, if a sale within the applicable time periods set forth in Section 9(a), (b), (c) and (e) above or in the Award Agreement would subject the Awardee to a suit under Section 16(b) of the Exchange Act, the Award shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of shares by the Awardee would no longer be subject to suit, (ii) the one hundred ninetieth (190th) day after Awardee’s Termination of Continuous Service, or (iii) the Award expiration date.

10. Incentive Stock Option Limitations/Terms.

(a) Eligibility. Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its Subsidiaries may be granted Incentive Stock Options.

(b) $100,000 Limitation. Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Subsidiaries) exceeds U.S. $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 10(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Grant Date.

(c) Transferability. An Incentive Stock Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, may only be exercised by the Awardee. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonstatutory Stock Option. The designation of a beneficiary by an Awardee will not constitute a transfer.

(d) Exercise Price. The per Share exercise price of an Incentive Stock Option shall be determined by the Administrator in accordance with Section 8(b)(i) of the Plan.

(e) Other Terms. Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Section 422 of the Code.

11. Exercise of Award.

(a) Procedure for Exercise.

i. Any Award granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Award Agreement.

ii. An Award shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Award; (B) full payment for the Shares with respect to which the related Award is exercised; and (C) payment of all applicable withholding taxes (if any).

iii. An Award may not be exercised for a fraction of a Share.

(b) Rights as a Stockholder. The Company shall issue (or cause to be issued) such Shares as administratively practicable after the Award is exercised. Shares issued upon exercise of an Award shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Award, notwithstanding the exercise of the Award.

12. Stock Awards.

(a) Stock Award Agreement. Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria (including Performance Criteria), if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting, settlement and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(b) Restrictions and Performance Criteria. The grant, issuance, retention, settlement and/or vesting of each Stock Award or the Shares subject thereto may be subject to such performance criteria (including Performance Criteria) and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Awardee. The Committee shall establish the Performance Criteria applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable performance period, or (b) the date on which 25% of the performance period has elapsed, and in any event at a time when the achievement of the applicable Performance Criteria remains substantially uncertain.

(c) Forfeiture. Unless otherwise provided for by the Administrator, upon the Awardee’s Termination of Continuous Service, the Stock Award and the Shares subject thereto shall be forfeited, provided that to the extent that the Participant purchased or earned any Shares, the Company shall have a right to repurchase the unvested Shares at such price and on such terms and conditions as the Administrator determines.

(d) Rights as a Stockholder. Unless otherwise provided by the Administrator in the Award Agreement, the Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant. Unless otherwise provided by the Administrator, a Participant holding Stock Units shall not be entitled to receive dividend payments or any credit therefor as if he or she was an actual stockholder.

(e) Stock Appreciation Rights.

i. General. Stock Appreciation Rights may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. The Administrator may grant Stock Appreciation Rights to eligible Participants subject to terms and conditions not inconsistent with this Plan and determined by the Administrator. The specific terms and conditions applicable to the Participant shall be provided for in the Stock Award Agreement. Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Stock Award Agreement.

ii. Exercise of Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, in whole or in part, the Participant shall be entitled to a payment in an amount equal to the excess of the Fair Market Value on the date of exercise of a fixed number of Shares covered by the exercised portion of the Stock Appreciation Right, over the Fair Market Value on the Grant Date of the Shares covered by the exercised portion of the Stock Appreciation Right (or such other amount calculated with respect to Shares subject to the Award as the Administrator may determine). The amount due to the Participant upon the exercise of a Stock Appreciation Right shall be paid in such form of consideration as determined by the Administrator and may be in cash, Shares or a combination thereof, over the period or periods specified in the Stock Award Agreement. A Stock Award Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a Stock Appreciation Right, on an aggregate basis or as to any Participant. A Stock Appreciation Right shall be considered exercised when the Company receives written notice of exercise in accordance with the terms of the Stock Award Agreement from the person entitled to exercise the Stock Appreciation Right.

iii. Nonassignability of Stock Appreciation Rights. Except as determined by the Administrator, no Stock Appreciation Right shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution.

13. Other Provisions Applicable to Awards.

(a) Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner for value other than by beneficiary designation, will or by the laws of descent or distribution. Subject to Section 10(c), the Administrator may in its discretion make an Award transferable to an Awardee’s family member or any other person or entity as it deems appropriate. If the Administrator makes an Award transferable, either at the time of grant or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer.

(b) Performance Criteria. For purposes of this Plan, the term “Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator in the Award: (i) cash flow; (ii) earnings (including gross margin; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before taxes; and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholders’ equity; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue or growth in revenue; (xii) income or net income; (xiii) operating income or net operating income, in aggregate or per share; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation (including individual performance objectives that relate to achievement of the Company’s or any business unit’s strategic plan); (xxiii) improvement in workforce diversity; (xxiv) growth of revenue, operating income or net income; (xxv) efficiency ratio; (xxvi) ratio of nonperforming assets to total assets; and (xxvii) any other similar criteria. The Committee may adjust any evaluation of performance under a Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) any gains or losses classified as extraordinary or as discontinued operations in the Company’s financial statements; and (F) mergers, acquisitions or divestitures.

(c) Certification. Prior to the payment of any compensation under an Award subject to any Performance Criteria, the Committee shall certify the extent to which any Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock).

(d) Tax Withholding Obligation. As a condition of the grant, issuance, vesting, exercise or settlement of an Award granted under the Plan, the Participant shall make such arrangements as the Administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with such grant, issuance, vesting, exercise or settlement of the Award. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

(e) Compliance with Section 409A. Notwithstanding anything to the contrary contained herein, to the extent that the Administrator determines that any Award granted under the Plan is subject to Code Section 409A and unless otherwise specified in the applicable Award Agreement, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary for such Award to avoid the consequences described in Code Section 409A(a)(1), and to the maximum extent permitted under Applicable Law (and unless otherwise stated in the applicable Award Agreement), the Plan and the Award Agreements shall be interpreted in a manner that results in their conforming to the requirements of Code Section 409A(a)(2), (3) and (4) and any Department of Treasury or Internal Revenue Service regulations or other interpretive guidance issued under Section 409A (whenever issued, the “Guidance” ). Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement provides otherwise, with specific reference to this sentence), to the extent that a Participant holding an Award that constitutes “deferred compensation” under Section 409A and the Guidance is a “specified employee” (also as defined thereunder), no distribution or payment of any amount shall be made before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A and the Guidance) or, if earlier, the date of the Participant’s death.

(f) Deferral of Award Benefits. The Administrator may in its discretion and upon such terms and conditions as it determines appropriate permit one or more Participants whom it selects to (a) defer compensation payable pursuant to the terms of an Award, or (b) defer compensation arising outside the terms of this Plan pursuant to a program that provides for deferred payment in satisfaction of such other compensation amounts through the issuance of one or more Awards. Any such deferral arrangement shall be evidenced by an Award Agreement in such form as the Administrator shall from time to time establish, and no such deferral arrangement shall be a valid and binding obligation unless evidenced by a fully executed Award Agreement, the form of which the Administrator has approved, including through the Administrator’s establishing a written program (the “Program”) under this Plan to govern the form of Award Agreements participating in such Program. Any such Award Agreement or Program shall specify the treatment of dividends or dividend equivalent rights (if any) that apply to Awards governed thereby, and shall further provide that any elections governing payment of amounts pursuant to such Program shall be in writing, shall be delivered to the Company or its agent in a form and manner that complies with Code Section 409A and the Guidance, and shall specify the amount to be distributed in settlement of the deferral arrangement, as well as the time and form of such distribution in a manner that complies with Code Section 409A and the Guidance.

14. Adjustments upon Changes in Capitalization, Dissolution, or Change In Control

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan, but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation, forfeiture or expiration of an Award, the price per Share subject to each such outstanding Award and each of the share limits set forth in Section 3(a) and 3(b), shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, payment of a dividend or distribution in a form other than stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of the shares of Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or the Shares subject thereto issued to the Awardee and unless otherwise determined by the Administrator, an Award will terminate immediately prior to the consummation of such proposed transaction.

(c) Change in Control. In the event there is a Change in Control of the Company, as determined by the Board or a Committee, the Board or Committee may, in its discretion, (i) provide for the assumption or substitution of, or adjustment (including to the number and type of Shares and exercise or purchase price applicable) to, each outstanding Award; (ii) accelerate the vesting of Options and terminate any restrictions on Stock Awards; and/or (iii) provide for termination of Awards as a result of the Change in Control on such terms and conditions as it deems appropriate, including providing for the cancellation of Awards for a cash or other payment to the Participant.

For purposes of this Section 14(c), an Award shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Change in Control, as the case may be, each holder of an Award would be entitled to receive upon exercise of the Award the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of Shares covered by the Award at such time (after giving effect to any adjustments in the number of Shares covered by the Award as provided for in Section 14(a); provided that if such consideration received in the transaction is not solely common stock of the successor corporation, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the Award to be solely common stock of the successor corporation equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in the transaction.

15. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may amend, alter or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the stockholders of the Company in the manner and to the extent required by Applicable Laws. In addition, without limiting the foregoing, unless approved by the stockholders of the Company, no such amendment shall be made that would:

i. materially increase the maximum number of Shares for which Awards may be granted under the Plan, other than an increase pursuant to Section 3 or Section 14 of the Plan; or

ii. reduce the minimum exercise prices at which Options may be granted under the Plan (as set forth in Section 8(b)); or

iii. result in a Repricing (as defined in Section 8(e)) of Options or Stock Appreciation Rights; or

iv. change the class of persons eligible to receive Awards under the Plan.

(b) Effect of Amendment or Termination. No amendment, suspension or termination of the Plan shall impair the rights of any Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company; provided further that the Administrator may amend an outstanding Award in order to conform it to the Administrator’s intent (in its sole discretion) that such Award not be subject to Code Section 409A(a)(1)(B). Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(c) Effect of the Plan on Other Arrangements. Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock, stock options or cash bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. The value of Awards granted pursuant to the Plan will not be included as compensation, earnings, salaries or other similar terms used when calculating an Awardee’s benefits under any employee benefit plan sponsored by the Company or any Subsidiary except as such plan otherwise expressly provides.

16. Designation of Beneficiary.

(a) An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary while employed with the Company, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.

(b) Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award to the extent permissible under Applicable Law or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

17. No Right to Awards or to Employment.

No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the employ or service of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Employee, Consultant or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

18. Legal Compliance.

Subject to Section 22, Shares shall not be issued pursuant to the exercise of an Option or Stock Award unless the exercise of such Option or Stock Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

19. Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

20. Notice.

Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

21. Governing Law; Interpretation of Plan and Awards.

(a) This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware.

(b) In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(c) The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

(d) The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(e) All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. In the event the Participant believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Participant may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Administrator’s decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator’s decision, and the Awardee shall as a condition to the receipt of an Award be deemed to explicitly waive any right to judicial review.

(f) Notice of demand for arbitration shall be made in writing to the Administrator within thirty (30) days after the applicable decision by the Administrator. The arbitrator shall be appointed in accordance with the Commercial Rules of Dispute Resolution of the American Arbitration Association; provided, however, that the arbitration shall not be administered by the American Arbitration Association. The arbitration shall be administered and conducted by the arbitrator pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction.

22. Limitation on Liability.

The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee or any other persons as to:

(a) The Non-Issuance of Shares. The non-issuance or sale of Shares (including under Section 18 above) as to which the Company has been unable, or the Arbitration deems it infeasible, to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b) Tax Consequences. Any tax consequence realized by any Participant, Employee, Awardee or other person due to the receipt, vesting, exercise or settlement of any Option or other Award granted hereunder or due to the transfer of any Shares issued hereunder. The Participant is responsible for, and by accepting an Award under the Plan agrees to bear, all taxes of any nature that are legally imposed upon the Participant in connection with an Award, and the Company does not assume, and will not be liable to any party for, any cost or liability arising in connection with such tax liability legally imposed on the Participant. In particular, Awards issued under the Plan may be characterized by the Internal Revenue Service (the “IRS”) as “deferred compensation” under the Code resulting in additional taxes, including in some cases interest and penalties. In the event the IRS determines that an Award constitutes deferred compensation under the Code or challenges any good faith characterization made by the Company or any other party of the tax treatment applicable to an Award, the Participant will be responsible for the additional taxes, and interest and penalties, if any, that are determined to apply if such challenge succeeds, and the Company will not reimburse the Participant for the amount of any additional taxes, penalties or interest that result.

(c) Forfeiture. The requirement that Participant forfeit an Award, or the benefits received or to be received under an Award, pursuant to any Applicable Law.

23. Indemnification.

In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Company or an Affiliate, members of the Board and any officers or employees of the Company or an Affiliate to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in any such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

24. Unfunded Plan.

Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

EXHIBIT B

HERON THERAPEUTICS, INC.

1997 EMPLOYEE STOCK PURCHASE PLAN

(as amended through June 17, 2021)

1. PURPOSE. This Heron Therapeutics, Inc. 1997 Employee Stock Purchase Plan is designed to encourage and assist employees of Heron Therapeutics, Inc. and participating subsidiaries to acquire an equity interest in the Company through the purchase of shares of Company common stock.

2. DEFINITIONS. As used herein, the following definitions shall apply:

(a) “Administrator” shall mean the entity, either the Board or the committee of the Board, responsible for administering this Plan, as provided in Section 3.

(b) “Board” shall mean the Board of Directors of the Company, as constituted from time to time.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

(d) “Company” shall mean Heron Therapeutics, Inc., a Delaware corporation, and Participating Subsidiaries.

(e) “Common Stock” shall mean the Common Stock, $.01 par value, of the Company.

(f) “Employee” shall mean any individual who is an employee of the Company or a Participating Subsidiary within the meaning of Section 3401(c) of the Code and the Treasury Regulations thereunder.

(g) “Enrollment Date” shall have the meaning set forth in Section 6.

(h) “Fair market value” means as of any given date: (i) the closing price of the Common Stock on the NASDAQ Stock Market as reported in the Wall Street Journal; or (ii) if the Common Stock is no longer quoted on the NASDAQ Stock Market, but is listed on an established stock exchange or quoted on any other established interdealer quotation system, the closing price for the Common Stock on such exchange or system, as reported in the Wall Street Journal; or (iii) in the absence of an established market for the Common Stock, the fair market value of the Common Stock as determined by the Administrator in good faith.

(i) “Lower Price Enrollment Date” shall have the meaning set forth in Section 6.

(j) “Option Period” shall have the meaning set forth in Section 7(b).

(k) “Participating Subsidiary” shall mean a Subsidiary which has been designated by the Administrator as covered by the Plan.

(l) “Plan” shall mean this Heron Therapeutics, Inc. 1997 Employee Stock Purchase Plan, as it may be amended from time to time.

(m) “Purchase Date” shall have the meaning set forth in Section 9(a).

(n) “Section” unless the context clearly indicates otherwise, shall refer to a Section of this Plan.

(o) “Subsidiary” shall mean a “subsidiary corporation” of the Company, whether now or hereafter existing, within the meaning of Section 424(f) of the Code, but only for so long as it is a “subsidiary corporation.”

(p) “Trading Day” means any day on which regular trading occurs on any established stock exchange or market system on which the Common Stock is traded.

3. ADMINISTRATION.

(a) Administrator. The Plan shall be administered by the Board or, upon delegation by the Board, by a committee of the Board (in either case, the “Administrator”). In connection with the administration of the Plan, the Administrator shall have the powers possessed by the Board. The Administrator may act only by a majority of its members. The Administrator may delegate administrative duties to such employees of the Company as it deems proper, so long as such delegation is not otherwise prohibited by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or other applicable law. The Board at any time may terminate the authority delegated to any committee of the Board pursuant to this Section 3(a) and revest in the Board the administration of the Plan.

(b) Administrator Determinations Binding. The Administrator may adopt, alter and repeal administrative rules, guidelines and practices governing the Plan and the options granted under it as it shall deem advisable from time to time, may interpret the terms and provisions of the Plan and the Options granted under it, may correct any defect, omission or inconsistency in the Plan or in any Option; and may otherwise supervise the administration of the Plan and the Options granted under it. The Administrator may establish, under guidelines from the Board, limits on the number of shares which may be purchased by each participant on an annual or other periodic basis or on the number of shares which may be purchased on any Purchase Date. All decisions made by the Administrator under the Plan shall be binding on all persons, including the Company and all participants in the Plan. No member of the Administrator shall be liable for any action that he or she has in good faith taken or failed to take with respect to this Plan.

4. NUMBER OF SHARES.

(a) The Company has reserved for sale under the Plan 975,000 shares of Common Stock. Shares sold under the Plan may be newly issued shares or shares reacquired in private transactions or open market purchases, but all shares sold under the Plan, regardless of source, shall be counted against the 975,000 share limitation. If at any Purchase Date, the shares available under the Plan are less than the number all participants would otherwise be entitled to purchase on such date, purchases shall be reduced proportionately to eliminate the deficit. If, at any Purchase Date, the shares which may be purchased by a participant are restricted on account of a limit on the aggregate shares which may be purchased per employee, purchases under each option shall be reduced proportionately. Any funds that cannot be applied to the purchase of shares due to such reductions shall be refunded to participants as soon as administratively feasible.

(b) In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights, or other similar change in the capital structure of the Company, the Board may make such adjustment, if any, as it deems appropriate in the number, kind, and purchase price of the shares available for purchase under the Plan and in the maximum number of shares subject to any option under the Plan.

5. ELIGIBILITY REQUIREMENTS.

(a) Each Employee of the Company, except those described in the next paragraph, shall become eligible to participate in the Plan in accordance with Section 6 on the first Enrollment Date on or following commencement of his or her employment by the Company or following such period of employment as is designated by the Administrator from time to time. Participation in the Plan is entirely voluntary.

(b) The following Employees are not eligible to participate in the Plan:

(i) Employees who would, immediately upon enrollment in the Plan, own directly or indirectly, or hold options or rights to acquire stock possessing, five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary of the Company; and

(ii) Employees who are customarily employed by the Company fewer than twenty (20) hours per week or fewer than five (5) months in any calendar year.

6. ENROLLMENT. Any eligible employee may enroll or re-enroll in the Plan each year as of the close of the first trading day of: (a) May and November of each such year; or (b) such other days as may be established by the Board from time to time (the “Enrollment Dates”); provided, that the first Enrollment Date shall be April 30, 1997. In order to enroll, an eligible employee must complete, sign, and submit to the Company an enrollment form. Any enrollment form received by the Company by the 20th day of the month preceding an Enrollment Date (or by the Enrollment Date in the case of employees hired after such 20th day or in the case of the first Enrollment Date), or such other date established by the Administrator from time to time, will be effective on that Enrollment Date. In addition, the Administrator may re-enroll existing participants in the Plan on any Enrollment Date (the “Lower Price Enrollment Date”) on which the fair market value of the Common Stock is lower than the fair market value on such participant’s existing Enrollment Date. A participant may elect not to re-enroll on a Lower Price Enrollment Date by filing a written statement with the Company declaring such election prior to the Lower Price Enrollment Date.

7. GRANT OF OPTION ENROLLMENT.

(a) Enrollment or re-enrollment by a participant in the Plan on an Enrollment Date will constitute the grant by the Company to the participant of an option to purchase shares of Common Stock from the Company under the Plan. Any participant whose option expires and who has not withdrawn from the Plan will automatically be re-enrolled in the Plan and granted a new option on the Enrollment Date immediately following the date on which the option expires.

(b) Except as provided in Section 10, each option granted under the Plan shall have the following terms:

(i) the option will have a term of not more than twenty-four (24) months or such shorter option period as may be established by the Board from time to time (the “Option Period”). Notwithstanding the foregoing, however, whether or not all shares have been purchased thereunder, the option will expire on the earlier to occur of: (A) the completion of the purchase of shares on the last Purchase Date occurring within twenty-four (24) months after the Enrollment Date for such option, or such shorter option period as may be established by the Board before an Enrollment Date for all options to be granted on such date; or (B) the date on which the employee’s participation in the Plan terminates for any reason;

(ii) payment for shares purchased under the option will be made only through payroll withholding in accordance with Section 8;

(iii) purchase of shares upon exercise of the option will be effected only on the Purchase Dates established in accordance with Section 9;

(iv) the option, if not altered, amended or revoked by the Company prior to the relevant Purchase Date, may be accepted only by (x) there having been withheld from the compensation of the employee in accordance with the terms of the Plan amounts sufficient to purchase the Common Stock intended to be purchased under the option, and (y) the employee being employed by the Company and not having withdrawn from the Plan on the relevant Purchase Date.

(v) the price per share under the option will be determined as provided in Section 9;

(vi) the maximum number of shares available for purchase under an option for each one percent (1%) of compensation designated by an employee in accordance with Section 8 will, unless otherwise established by the Board before an Enrollment Date for all options to be granted on such date, be determined by dividing $25,000 by the fair market value of a share of Common Stock on the Enrollment Date, dividing the result by the maximum number of percentage points that an employee may designate under Section 8 at the time such option is granted, and multiplying the result by the number of calendar years included in whole or in part in the period from grant to expiration of the option;

(vii) the option (taken together with all other options then outstanding under this and all other similar stock purchase plans of the Company and any subsidiary of the Company, collectively “Options”) will in no event give the participant the right to purchase shares at a rate per calendar year which accrues in excess of $25,000 of fair market value of such shares, less the fair market value of any shares accrued and already purchased during such year under Options which have expired or terminated, determined at the applicable Enrollment Dates; and

(viii) the option will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Administrator from time to time.

8. PAYROLL AND TAX WITHHOLDING; USE BY COMPANY.

(a) Each participant shall elect to have amounts withheld from his or her compensation paid by the Company during the Option Period, at a rate equal to any whole percentage up to a maximum of ten percent (10%), or such lesser percentage as the Board may establish from time to time before an Enrollment Date. Compensation includes regular salary payments, annual and quarterly bonuses, hire-on bonuses, cash recognition awards, commissions, overtime pay, shift premiums, and elective contributions by the participant to qualified employee benefit plans, but excludes all other payments including, without limitation, long-term disability or workers compensation payments, car allowances, employee referral bonuses, relocation payments, expense reimbursements (including but not limited to travel, entertainment, and moving expenses), salary gross-up payments, and non-cash recognition awards. The participant shall designate a rate of withholding in his or her enrollment form and may elect to increase or decrease the rate of contribution effective as of any Enrollment Date, by delivery to the Company, not later than ten (10) days before such Enrollment Date, of a written notice indicating the revised withholding rate.

(b) Payroll withholdings shall be credited to an account maintained for purposes of the Plan on behalf of each participant, as soon as administratively feasible after the withholding occurs. The Company shall be entitled to use the withholdings for any corporate purpose, shall have no obligation to pay interest on withholdings to any participant, and shall not be obligated to segregate withholdings.

(c) Upon disposition of shares acquired by exercise of an option, the participant shall pay, or make provision adequate to the Company for payment of, all federal, state, and other tax (and similar) withholdings that the Company determines, in its discretion, are required due to the disposition, including any such withholding that the Company determines in its discretion is necessary to allow the Company to claim tax deductions or other benefits in connection with the disposition. A participant shall make such similar provisions for payment that the Company determines, in its discretion, are required due to the exercise of an option, including such provisions as are necessary to allow the Company to claim tax deductions or other benefits in connection with the exercise of the option.

9. PURCHASE OF SHARES.

(a) On the last Trading Day immediately preceding an Enrollment Date (other than the first Enrollment Date), or on such other days as may be established by the Board from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date (each a “Purchase Date”), the Company shall apply the funds then credited to each participant’s payroll withholdings account to the purchase of whole shares of Common Stock. The cost to the participant for the shares purchased under any option shall be not less than eighty-five percent (85%) of the lower of:

(i) the fair market value of the Common Stock on the Enrollment Date for such option; or

(ii) the fair market value of the Common Stock on the date such option is exercised.

(b) Any funds in an amount less than the cost of one share of Common Stock left in a participant’s payroll withholdings account on a Purchase Date shall be carried forward in such account for application on the next Purchase Date.

(c) Notwithstanding the terms of Section 9(a), no funds credited to any employee’s payroll withholdings account shall be used to purchase Common Stock on any date prior to the date that the Plan has been approved by the stockholders of the Company, as noted in Section 21. If such approval is not forthcoming within one year from the date that the Plan was approved by the Board of Directors, all amounts withheld shall be distributed to the participants as soon as administratively feasible.

10. WITHDRAWAL FROM THE PLAN. A participant may withdraw from the Plan in full (but not in part) at any time, effective after written notice thereof is received by the Company. Unless the Administrator elects to permit a withdrawing participant to invest funds credited to his or her withholding account on the Purchase Date immediately following notice of withdrawal, all funds credited to a participant’s payroll withholdings account shall be distributed to him or her without interest within sixty (60) days after notice of withdrawal is received by the Company. Any eligible employee who has withdrawn from the Plan may enroll in the Plan again on any subsequent Enrollment Date in accordance with the provisions of Section 6.

11. TERMINATION OF EMPLOYMENT. Participation in the Plan terminates immediately when a participant ceases to be employed by the Company for any reason whatsoever (including death or disability) or otherwise becomes ineligible to participate in the Plan. As soon as administratively feasible after termination, the Company shall pay to the participant or his or her beneficiary or legal representative, all amounts credited to the participant’s payroll withholdings account; provided, however, that if a participant ceases to be employed by the Company because of the commencement of employment with a Subsidiary of the Company that is not a Participating Subsidiary, funds then credited to such participant’s payroll withholdings account shall be applied to the purchase of whole shares of Common Stock at the next Purchase Date and any funds remaining after such purchase shall be paid to the participant.

12. DESIGNATION OF BENEFICIARY.

(a) Each participant may designate one or more beneficiaries in the event of death and may, in his or her sole discretion, change such designation at any time. Any such designation shall be effective upon receipt in written form by the Company and shall control over any disposition by will or otherwise.

(b) As soon as administratively feasible after the death of a participant, amounts credited to his or her account shall be paid in cash to the designated beneficiaries or, in the absence of a designation, to the executor, administrator, or other legal representative of the participant’s estate. Such payment shall relieve the Company of further liability with respect to the Plan on account of the deceased participant. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the account unless the participant has given express contrary written instructions.

13. ASSIGNMENT.

(a) The rights of a participant under the Plan shall not be assignable by such participant, by operation of law or otherwise. No participant may create a lien on any funds, securities, rights, or other property held by the Company for the account of the participant under the Plan, except to the extent that there has been a designation of beneficiaries in accordance with the Plan, and except to the extent permitted by the laws of descent and distribution if beneficiaries have not been designated.

(b) A participant’s right to purchase shares under the Plan shall be exercisable only during the participant’s lifetime and only by him or her, except that a participant may direct the Company in the enrollment form to issue share certificates to the participant and his or her spouse in community property, to the participant jointly with one or more other persons with right of survivorship, or to certain forms of trusts approved by the Administrator.

14. ADMINISTRATIVE ASSISTANCE. If the Administrator in its discretion so elects, it may retain a brokerage firm, bank, or other financial institution to assist in the purchase of shares, delivery of reports, or other administrative aspects of the Plan. If the Administrator so elects, each participant shall (unless prohibited by the laws of the nation of his or her employment or residence) be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. Shares purchased by a participant under the Plan shall be held in the account in the name in which the share certificate would otherwise be issued pursuant to Section 13(b).

15. COSTS. All costs and expenses incurred in administering the Plan shall be paid by the Company, except that any stamp duties or transfer taxes applicable to participation in the Plan may be charged to the account of such participant by the Company. Any brokerage fees for the purchase of shares by a participant shall be paid by the Company, but brokerage fees for the resale of shares by a participant shall be borne by the participant.

16. EQUAL RIGHTS AND PRIVILEGES. All eligible employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code and the related Treasury Regulations. Any provision of the Plan which is inconsistent with Section 423 of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Section 423. This Section 16 shall take precedence over all other provisions of the Plan.

17. APPLICABLE LAW. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of California.

18. MODIFICATION AND TERMINATION.

(a) The Board may amend, alter, or terminate the Plan at any time, including amendments to outstanding options. No amendment shall require stockholder approval, except:

(i) for an increase in the number of shares reserved for purchase under the Plan;

(ii) to the extent required for the Plan to comply with Section 423 of the Code;

(iii) to the extent required by other applicable laws, regulations or rules; or

(iv) to the extent the Board otherwise concludes that stockholder approval is advisable.

(b) In the event the Plan is terminated, the Board may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds contributed to the Plan that have not been used to purchase shares shall be returned to the participants as soon as administratively feasible.

(c) In the event of the sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, or the dissolution or liquidation of the Company, each option outstanding under the Plan shall be assumed by any purchaser of all or substantially all of the assets of the Company or by a successor by merger to the Company (or the parent company of such purchaser or successor) in compliance with Section 424 of the Code, unless otherwise provided by the Board in its sole discretion, in which event, a Purchase Date shall occur immediately before the effective date of such event.

19. RIGHTS AS AN EMPLOYEE. Nothing in the Plan shall be construed to give any person the right to remain in the employ of the Company or to affect the Company’s right to terminate the employment of any person at any time with or without cause.

20. RIGHTS AS A SHAREHOLDER; DELIVERY OF CERTIFICATES. Unless otherwise determined by the Board, certificates evidencing shares purchased on any Purchase Date shall be delivered to a participant only if he or she makes a written request to the Administrator. Participants shall be treated as the owners of their shares effective as of the Purchase Date.

21. BOARD AND SHAREHOLDER APPROVAL. The Plan was approved by the Board of Directors on March 5, 1997, and by the holders of a majority of the votes cast at a duly held shareholders’ meeting on June 18, 1997, at which a quorum of the voting power of the Company was represented in person or by proxy.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D49899-P51916

HERON THERAPEUTICS, INC.
Annual Meeting of Stockholders
June 17, 2021 9:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Barry Quart and David Szekeres, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HERON THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM Pacific Time on June 17, 2021, via the Internet at www.virtualshareholdermeeting.com/HRTX2021, and any adjournments or postponements thereof.

Continued and to be signed on reverse side

OTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/16/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting - Go to www.virtualshareholdermeeting.com/HRTX2020 You may attend the meeting via an audio webcast at the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/16/2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. HERON THERAPEUTICS, INC. 4242 CAMPUS POINT COURT SUITE 200 SAN DIEGO, CA 92121 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: 1. To elect seven director nominees to serve until the 2021 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Nominees For Against Abstain 1A Kevin Tang 1B Barry Quart, Pharm.D. 1C Stephen Davis 1D Craig Johnson 1E Kimberly Manhard 1F John Poyhonen 1G Christian Waage The Board of Directors recommends you vote FOR the following: 1. To elect seven director nominees to serve until the 2021 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Nominees For Against Abstain 1A Kevin Tang 1B Barry Quart, Pharm.D. 1C Stephen Davis 1D Craig Johnson 1E Kimberly Manhard 1F John Poyhonen 1G Christian Waage Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000459006_1 R1.0.1.18           Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com. HERON THERAPEUTICS, INC. Annual Meeting of Stockholders June 17, 2020 9:00 AM PDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) (Appointee) and (Appointee), or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of HERON THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 09:00 AM PDT on 6/17/2020, via a live audio webcast at www.virtualshareholdermeeting.com/HRTX2020, and any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000459006_2 R1.0.1.18